================================================================================


           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                MARCH 11, 1996

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                SCHEDULE 13E-4
                        ISSUER TENDER OFFER STATEMENT
    (PURSUANT TO SECTION 13(E)(1) OF THE SECURITIES EXCHANGE ACT OF 1934)

                                PG ENERGY INC.
                 (Name Of Issuer And Person Filing Statement)


                      DEPOSITARY PREFERRED SHARES, EACH
                  REPRESENTING A 1/4 INTEREST IN A SHARE OF
          9% CUMULATIVE PREFERRED STOCK, PAR VALUE $100.00 PER SHARE
                        (Title of Class of Securities)

                                  708747407
                    (CUSIP Number of Class of Securities)

                                THOMAS J. WARD
                                  SECRETARY
                                PG ENERGY INC.
                             WILKES-BARRE CENTER
                               39 PUBLIC SQUARE
                       WILKES-BARRE, PENNSYLVANIA 18711
                                (717) 829-8843
 (Name, Address and Telephone Number of Person Authorized to Receive Notices
                                     and
         Communications on Behalf of the Person Filing the Statement)


                                   COPY TO:
                               GARETT J. ALBERT
                            HUGHES HUBBARD & REED
                            ONE BATTERY PARK PLAZA
                        NEW YORK, NEW YORK 10004-1482
                                (212) 837-6000

                                MARCH 11, 1996
    (Date Tender Offer First Published, Sent Or Given To SEcurity Holders)

Calculation of Filing Fee
--------------------------------------------------------------------------------
     Transaction Valuation*                     Amount of Filing Fee
--------------------------------------------------------------------------------
        $27,000,000                                     $5,400
--------------------------------------------------------------------------------

* Determined pursuant to Rule 0-11(b)(1). Assumes the purchase of 100,000 shares at $50.00 per share.


[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: Not applicable.
Form or Registration No.: Not applicable.
Filing Party: Not applicable.
Date Filed: Not applicable.

================================================================================

ITEM 1. SECURITY AND ISSUER.

   (a) The name of the issuer is PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), and the address of its principal executive offices is Wilkes-Barre Center, 39 Public Square, Wilkes-Barre, Pennsylvania 18711.


   (b) This Schedule relates to the offer by the Company to purchase any and all of its outstanding Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per Share), at $27.00 per Share, net to the seller in cash, all upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), copies of which are attached hereto as Exhibits (a)(1) and (a)(2), respectively. As of March 11, 1996, the Company had issued and outstanding 1,000,000 Shares. The Company has been advised that two directors and two executive officers of the Company (each of whom also serves as a director or executive officer of Pennsylvania Enterprises, Inc., the holder of all of the Company's common stock) intend to tender Shares pursuant to the Offer and that no other director or executive officer of the Company or any of its affiliates intends to tender Shares pursuant to the Offer as no such person owns any Shares. The information set forth on the cover page and under "Introduction" of the Offer to Purchase is incorporated herein by reference.

   (c) The information set forth on the cover page, and under "Introduction" and "The Offer-Price Range of Shares; Dividends; Trading Volume" in Section 10 of the Offer to Purchase is incorporated herein by reference.

   (d) Not applicable.


ITEM 2. SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

   (a) The information set forth under "The Offer-Source and Amount of Funds" in
Section 12, "The Offer-Certain Information Concerning the Company-Recent Developments" in Section 11 and "Special Factors-Purpose of the Offer; Certain Effects of the Offer; Plans of the Company After the Offer" in Section 1 of the Offer to Purchase is incorporated herein by reference.

   (b) Not applicable.


ITEM 3. PURPOSE OF THE TENDER OFFER AND PLANS OR PROPOSALS OF THE ISSUER OR AFFILIATE.

   (a) through (j) The information set forth under "Special Factors-Purpose of the Offer; Certain Effects of the Offer; Plans of the Company After the Offer" in Section 1 of the Offer to Purchase is incorporated herein by reference.

ITEM 4. INTEREST IN SECURITIES OF THE ISSUER.

   The information set forth under "The Offer-Transactions and Agreements Concerning the Shares and Other Securities of the Company" in Section 13 of the Offer to Purchase is incorporated herein by reference.

ITEM 5. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO THE ISSUER'S SECURITIES.

   The information set forth under "The Offer-Transactions and Agreements Concerning the Shares and Other Securities of the Company" in Section 13 of the Offer to Purchase is incorporated herein by reference.

ITEM 6. PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

   The information set forth under "Introduction" and "The Offer-Fees and Expenses" in Section 15 of the Offer to Purchase is incorporated herein by reference.

ITEM 7. FINANCIAL INFORMATION.

   (a) and (b) The information set forth under "The Offer-Certain Information Concerning the Company-Summary Historical Financial Information" and "The Offer-Certain Information Concerning the Company-Summary Unaudited Pro Forma Financial Information" in Section 11 of the Offer to Purchase is incorporated herein by reference, and the information set forth on pages 23 through 47 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed as Exhibit (g) hereto, is incorporated herein by reference.


ITEM 8. ADDITIONAL INFORMATION.

   (a) None.

   (b) The information set forth under "Special Factors-Certain Legal Matters; Regulatory and Foreign Approvals; No Appraisal Rights" in Section 4 of the Offer to Purchase is incorporated herein by reference.


   (c) The information set forth under "Special Factors-Purpose of the Offer; Certain Effects of the Offer; Plans of the Company After the Offer" in Section 1 of the Offer to Purchase is incorporated herein by reference.


   (d) None.

   (e) The Information set forth in the Offer to Purchase and the Letter of Transmittal is incorporated herein by reference.

ITEM 9. MATERIALS TO BE FILED AS EXHIBITS.

  (a)(1)..  Form of Offer to Purchase, dated March 11, 1996.

  (a)(2)..  Form of Letter of Transmittal together with Guidelines for Certification of Taxpayer
            Identification Number on Substitute Form W-9.

  (a)(3)..  Form of Letter to Stockholders of the Company from Dean T. Casaday, President and Chief Executive
            Officer of the Company, dated March 11, 1996.

  (a)(4)..  Form of Notice of Guaranteed Delivery.

  (a)(5)..  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
            Nominees, dated March 11, 1996.

  (a)(6)..  Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other
            Nominees.

  (a)(7)..  Form of Summary Advertisement, dated March 12, 1996.

  (a)(8)..  Form of Press Release issued by the Company, dated March 11, 1996.

  (b).....  Not applicable.

  (c).....  None.

  (d).....  None.

  (e).....  Not applicable.

  (f).....  None.

  (g).....  Pages 23 through 47 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1995.


                                  SIGNATURE

   After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


                                     PG Energy Inc.



                                     By:  /s/ John F. Kell, Jr.
                                     ---------------------------------
                                     Name: John F. Kell, Jr.
                                     Title:  Vice President, Financial Services


Dated: March 11, 1996

                               INDEX TO EXHIBIT

  EXHIBIT
   NUMBER    DESCRIPTION
-----------  ----------------------------------------------------------------------------------------
  (a)(1)...  Form of Offer to Purchase, dated March 11, 1996.

  (a)(2)...  Form of Letter of Transmittal together with Guidelines for Certification of Taxpayer
             Identification Number on Substitute Form W-9.

  (a)(3)...  Form of Letter to Stockholders of the Company from Dean T. Casaday, President and
             Chief Executive Officer of the Company, dated March 11, 1996.

  (a)(4)...  Form of Notice of Guaranteed Delivery.

  (a)(5)...  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
             Nominees, dated March 11, 1996.

  (a)(6)...  Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, TrustCompanies
             and Other Nominees.

  (a)(7)...  Form of Summary Advertisement, dated March 12, 1996.

  (a)(8)...  Form of Press Release issued by the Company, dated March 11, 1996.

  (g)......  Pages 23 through 47 of the Company's Annual Report on Form 10-K for the year ended
             December 31, 1995.

                                PG ENERGY INC.
                (FORMERLY PENNSYLVANIA GAS AND WATER COMPANY)
                          OFFER TO PURCHASE FOR CASH
          ANY AND ALL OF ITS OUTSTANDING DEPOSITARY PREFERRED SHARES
              EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE
                     OF ITS 9% CUMULATIVE PREFERRED STOCK
                             AT $27.00 NET PER SHARE
                              -------------------
       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY
          TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE OFFER IS EXTENDED.

   PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), is offering to purchase any and all of its outstanding Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, at $27.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Offer").
                               -------------------
   Shares tendered and purchased by the Company will be entitled to the regular quarterly cash dividend of $0.5625 per Share to be paid by the Company on March 15, 1996, to holders of record on March 1, 1996, regardless of when such tender is made. Shares tendered and purchased by the Company will not be entitled to any dividends in respect of any later dividend periods.
                               -------------------
 THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.
   The Offer is, however, SUBJECT TO CERTAIN OTHER CONDITIONS. See Section 9.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                               -------------------
NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT TWO DIRECTORS AND TWO EXECUTIVE OFFICERS OF THE COMPANY (EACH OF WHOM ALSO SERVES AS A DIRECTOR OR EXECUTIVE OFFICER OF PENNSYLVANIA ENTERPRISES, INC., THE HOLDER OF ALL OF THE COMPANY'S COMMON STOCK) INTEND TO TENDER SHARES PURSUANT TO THE OFFER AND THAT NO OTHER DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES PURSUANT TO THE OFFER AS NO SUCH PERSON OWNS ANY SHARES.
                               -------------------
   As of the close of business on March 8, 1996, the last trading day prior to the commencement of the Offer, the bid price of the Shares as reported on the National Association of Securities Dealers Automated Quotation System was $26.00 per Share. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES. Stockholders should note that the average weekly trading volume of the Shares since January 1, 1995, has been approximately 5,000 Shares.

   Questions or requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or other tender offer materials may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Offer to Purchase.
                               -------------------
                     THE DEALER MANAGER FOR THE OFFER IS:
                            LEGG MASON WOOD WALKER
                                INCORPORATED

March 11, 1996

                                  IMPORTANT

   Any stockholder desiring to tender all or any portion of his or her Shares should either (1) complete and sign the Letter of Transmittal or a photocopy thereof in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other required documents to the Depositary, and either deliver the certificate s for Shares to the Depositary along with the Letter of Transmittal or deliver such Shares pursuant to the procedure for book-entry transfer set forth under "Book-Entry Transfer" in Section 6 hereof or (2) request his or her broker, dealer, commercial bank, trust company or nominee to effect the transaction for him or her. A stockholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or nominee must contact such broker, dealer, commercial bank, trust company or nominee if he or she desires to tender such Shares. Any stockholder who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, should tender such Shares by following the procedures for guaranteed delivery set forth under "Guaranteed Delivery" in Section 6 hereof.

                               -------------------

   NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER STOCKHOLDERS SHOULD TENDER SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                              TABLE OF CONTENTS

SECTION                                                                                     PAGE
                                                                                      ---------------
SUMMARY.............................................................................  i

INTRODUCTION........................................................................  1

SPECIAL FACTORS.....................................................................  1

  1. Purpose of the Offer; Certain Effects of the Offer; Plans of the Company
     After the Offer................................................................  1

  2. Certain Federal Income Tax Consequences........................................  4

  3. Fairness of the Offer; Reports and Opinions....................................  8

  4. Certain Legal Matters; Regulatory and Foreign Approvals; No Appraisal Rights...  8

THE OFFER...........................................................................  8

  5. Number of Shares; Expiration Date; Extension of the Offer......................  8

  6. Procedure for Tendering Shares.................................................  9

  7. Withdrawal Rights..............................................................  11

  8. Acceptance for Payment of Shares and Payment of Purchase Price.................  11

  9. Certain Conditions of the Offer................................................  12

 10. Price Range of Shares; Dividends; Trading Volume...............................  14

 11. Certain Information Concerning the Company.....................................  14

 12. Source and Amount of Funds.....................................................  21

 13. Transactions and Agreements Concerning the Shares and Other Securities
     of the Company.................................................................  21

 14. Extension of Tender Period; Termination; Amendments............................  22

 15. Fees and Expenses..............................................................  23

 16. Miscellaneous..................................................................  24

     Directors and Executive Officers of the Company................................  Schedule A

     Interest in Preferred Stock of the Company.....................................  Schedule B

     Purchases of Preferred Stock of the Company by the Company or its Affiliates
     Since January 1, 1994..........................................................  Schedule C


                                   SUMMARY


   This general summary is provided solely for the convenience of holders of Shares and is qualified in its entirety by reference to the full text of and the more specific details contained in this Offer to Purchase and the related Letter of Transmittal and any amendments hereto and thereto. Capitalized terms used in this summary without definition shall have the meaning ascribed to such terms in the Offer to Purchase.

The Company.................  PG Energy Inc. (formerly known as Pennsylvania Gas and Water Company).

The Shares..................  Depositary  Preferred  Shares of the Company  (the
                              "Shares"), each representing a one-fourth interest
                              in a share of its 9% Cumulative  Preferred  Stock,
                              par   value   $100.00   per   share,   liquidation
                              preference $100.00 per share (equivalent to $25.00
                              per Share).

Number of Shares Sought ....  1,000,000 (all of the Shares outstanding).

Purchase Price..............  $27.00 per Share, net to the seller in cash.

Expiration Date of Offer ...  Monday, April 8, 1996, at 5:00 p.m., New York City
                              time, unless extended by the Company.

How to Tender Shares........  See Section 6. For further information, call the
                              Information Agent or consult your broker for assistance.

Withdrawal Rights...........  Tendered Shares may be withdrawn at any time until the
                              Expiration Date of the Offer and, unless previously purchased, after May 3, 1996. See Section 7.

Market Price of Shares .....  On March 8,  1996,  the bid price of the Shares on the
                              National  Association  of  Securities  Dealers Automated
                              Quotation System was $26.00 per Share. See Section 10.

Dividends...................  Shares tendered and purchased by the Company will be entitled to the regular quarterly cash dividend of $0.5625 per Share to be paid by the Company on March 15, 1996, to holders of record on
                              March 1, 1996, regardless of when such tender is made. Shares tendered and purchased by the Company will not be entitled to any dividends in respect of any later dividend periods. See
                              Section 10.

Purpose of Offer............  The  Company  is  making  the  Offer as one of the recapitalizations being  undertaken in connection with the sale on
                              February 16, 1996, by the Company and Pennsylvania
                              Enterprises,  Inc., the owner of all  of  the  Company's
                              common  stock,  of  the Company's  regulated water operations and certain related assets (the "Sale of the Water Business"). The Company believes that the Offer and the other recapitalizations will have a positive  effect on the Company's  financial  and capital  ratios and credit  rating.  In addition,  the  repurchase  of Shares  pursuant
                              to the  Offer  will  adjust  the Company's   capital  structure  to
                              a  level  more  appropriate   to  the  size  and   nature  of  its
                              operations after the Sale of the Water Business. See Section 1.

                                       (i)


Certain Effects of Offer ...  The Company's  purchase of Shares  pursuant to the Offer will reduce the number of holders of Shares and the  number of
                              Shares  that  might  otherwise trade  publicly,  and depending upon the number of Shares so purchased,  could  adversely  affect the liquidity and market value of the remaining Shares held by the public.

Brokerage Commissions.......  Not payable by stockholders.


Stock Transfer Tax..........  None, except as provided in Instruction 6 of the Letter of Transmittal.

Payment Date................  As promptly as practicable after the Expiration Date of the
                              Offer.


Further Information.........  Any questions, requests for assistance or requests for additional copies of this Offer to Purchase, the Letter of
                              Transmittal or other tender offer materials may be directed to
                              D.F. King & Co., Inc., 77 Water Street, New York, New York
                              10005, Tel: (800) 714-3313 (toll free).










                                      (ii)

To the Holders of Depositary Preferred
 Shares Representing Shares of 9% Cumulative Preferred
 Stock of PG Energy Inc.:

                                 INTRODUCTION

   PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), is offering to purchase any and all of its outstanding Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per Share), at $27.00 per Share (the "Purchase Price"), net to the seller in cash, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Offer").

   THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 9.

   Tendering  stockholders  will not be obligated to pay brokerage  commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Company. The Company will pay all charges and expenses of Legg Mason Wood Walker, Incorporated (the
"Dealer Manager"), Chemical Mellon Shareholder Services, L.L.C. (the "Depositary") and D.F. King & Co., Inc. (the "Information Agent") incurred in connection with the Offer. See Section 15. HOWEVER, ANY TENDERING STOCKHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO A REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE GROSS PAYMENTS PAYABLE TO SUCH STOCKHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTIONS 2 AND 6.

   NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT TWO DIRECTORS AND TWO EXECUTIVE OFFICERS OF THE COMPANY (EACH OF WHOM ALSO SERVES AS A DIRECTOR OR EXECUTIVE OFFICER OF PENNSYLVANIA ENTERPRISES, INC., THE HOLDER OF ALL OF THE COMPANY'S COMMON STOCK) INTEND TO TENDER SHARES PURSUANT TO THE OFFER AND THAT NO OTHER DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES PURSUANT TO THE OFFER AS NO SUCH PERSON OWNS ANY SHARES.

   As of March 11, 1996, the Company had issued and outstanding 1,000,000 Shares, each representing a one-fourth interest in a share of the Company's 9% Cumulative Preferred Stock. As of March 7, 1996, there were approximately 500 holders of record of Shares.

   The bid price of the Shares is reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol
"PGWCZ."  See  Section  10.  STOCKHOLDERS  ARE  URGED TO OBTAIN  CURRENT  MARKET
QUOTATIONS FOR THE SHARES. Stockholders should note that the average weekly trading volume of the Shares since January 1, 1995, has been approximately 5,000 Shares.

                               SPECIAL FACTORS

1. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OF THE COMPANY AFTER THE OFFER.

   The Offer is one of the recapitalizations being undertaken in connection with the sale on February 16, 1996, by the Company and Pennsylvania Enterprises, Inc. ("PEI"), the owner of all of the Company's common stock, of the Company's regulated water operations and certain related assets (the "Sale of the

Water Business") to Pennsylvania-American Water Company, a wholly-owned subsidiary of American Water Works Company, Inc. See "The Offer-Certain Information Concerning the Company-Summary Unaudited Pro Forma Financial Information" in Section 11 for a description of the other recapitalizations. The Company believes that the Offer and the other recapitalizations will have a positive effect on the Company's financial and capital ratios and credit rating. In addition, the repurchase of Shares pursuant to the Offer will adjust the Company's capital structure to a level more appropriate to the size and nature of its operations after the Sale of the Water Business. See "The Offer-Certain Information Concerning the Company-Summary Unaudited Pro Forma Financial Information" in Section 11 for a pro forma presentation of the financial effect of the Offer. Finally, the Offer will enable the Company to reduce its dividend requirements and annual administrative expenses in connection with servicing the accounts of holders of the Shares. If the Company repurchases 90% of the outstanding Shares pursuant to the Offer, it will reduce its dividend requirements by $2,025,000 annually. The Board of Directors of the Company has authorized the Offer by a unanimous vote. Nine of the eleven directors are not employees of the Company.

   Following the consummation of the Offer, the business and operations of the Company will be continued by the Company substantially as they are currently being conducted. Except as disclosed in the Offer (see "The Offer-Certain Information Concerning the Company-Summary Unaudited Pro Forma Financial Information" in Section 11 for a description of the other recapitalizations), the Company has no plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Company or the disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (d) any change in the present Board of Directors or management of the Company; (e) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (f) any other material change in the Company's corporate structure or business; or (g) any change in the Company's Restated Articles of Incorporation or Bylaws or any actions which may impede the acquisition of control of the Company by any person.

   The Company's purchase of Shares pursuant to the Offer will reduce the number of holders of Shares and the number of Shares that might otherwise trade publicly, and depending upon the number of Shares so purchased, could adversely affect the liquidity and market value of the remaining Shares held by the public. The extent of the public market for the Shares and the availability of price quotations would, however, depend upon such factors as the number of stockholders remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as described below, and other factors.

   The Shares are currently registered under the Exchange Act. Registration of the Shares under the Exchange Act may be terminated upon application of the Company to the Securities and Exchange Commission (the "Commission") if the Shares are held by fewer than 300 holders of record. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to holders of the Shares (although the Company would, among other things, remain for the time being subject to the reporting obligations under the Exchange Act as a result of other of its outstanding securities) and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to "going private" transactions, no longer applicable in respect of the Shares.

   The Shares are presently included on the list of OTC margin stocks and are "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. As a result of the Offer, the Shares may no longer meet the requirements for continued inclusion on this list because, among other reasons, there may be fewer than 800 holders of record. If the Shares are no longer included on the list, they would no longer constitute "margin securities" for purposes of the margin regulations of the Board of Governors of the Federal Reserve System, and, therefore, could no longer be used as collateral for loans made by brokers.

     If the aggregate purchase price of Shares purchased pursuant to the Offer and related costs (together with the net reduction in consolidated net worth associated with the other recapitalizations being undertaken in connection with the Sale of the Water Business) exceeds approximately $53 million, PEI's consolidated net worth, based on its consolidated net worth as of December 31, 1995, would fall below the $110.0 million that PEI is required to maintain by the Indenture, dated as of June 15, 1992, as supplemented (the "Indenture"), relating to its 10.125% Senior Notes due June 15, 1999 (the "Senior Notes"). Failure to maintain this minimum net worth at the end of two consecutive quarters will constitute an "Event of Default" under the Indenture if PEI does not cure such failure within 60 days after receipt of notice from the trustee under the Indenture or from holders of at least 25% in principal amount of the outstanding Senior Notes. If an Event of Default occurs, the trustee may, and the trustee shall upon the request of the holders of at least 25% in principal amount of the outstanding Senior Notes, declare the principal of and accrued and unpaid interest to the date of acceleration on the Senior Notes due and payable. Before the failure to maintain the minimum net worth becomes an "Event of Default," PEI intends to elect to be released from certain provisions of the Indenture ("covenant defeasance"), including the covenant to maintain such minimum net worth, so that any omission to comply with such covenant will not constitute an Event of Default. To effect covenant defeasance, PEI must make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the Senior Notes to the date for redemption of the Senior Notes (June 15, 1997) plus 91 days (or, under certain circumstances, such longer period as may be determined) during which no bankruptcy or insolvency petition shall have been filed by or against PEI. Part of the proceeds from the Sale of the Water Business were used by the Company to pay PEI a one-time special dividend on February 16, 1996, in the form of a $30 million unsecured promissory note. The full $30 million principal amount of this note was paid on March 8, 1996, and the funds therefrom, along with other funds provided by PEI, will be used by PEI to make the required deposit with the trustee. See "The Offer-Certain Information Concerning the Company-Summary Unaudited Pro Forma Financial Information" in
Section 11.

   The Shares are not redeemable by the Company prior to September 15, 1997. The Offer does not constitute a notice of redemption of the Shares pursuant to the Company's Restated Articles of Incorporation, as amended, and owners of Shares are not under any obligation to accept the Offer or to remit their Shares to the Company pursuant to the Offer. From the time the Shares become redeemable in accordance with the Company's Restated Articles of Incorporation, as amended, on September 15, 1997, the Company may, but is not obligated to, redeem Shares not purchased pursuant to the Offer, in whole or in part, at any time or from time to time, upon not less than 30 days' notice, at $25.00 per Share, plus all accrued and unpaid dividends to the date of redemption and a premium of $2.00 per Share in the case of redemptions occurring from September 15, 1997, to September 14, 1998, or $1.00 per Share in the case of redemptions occurring from September 15, 1998, to September 14, 1999. The Company reserves the right to redeem Shares not purchased pursuant to the Offer at any time after they become redeemable on September 15, 1997. The Shares have no preemptive or conversion rights and are not entitled to any sinking fund or similar fund. In the event of any liquidation, dissolution or winding up of the Company, holders of the Shares are entitled to a liquidation preference of $25.00 per Share, plus all accrued and unpaid dividends thereon to the date of such liquidation, dissolution or winding up, prior to the payment of any amounts to any holder of the Company's common stock. Any Shares remaining outstanding after the Offer will continue to be redeemable at the option of the Company on and after September 15, 1997.

   Following the expiration of the Offer, the Company may, in its sole discretion, determine to purchase any remaining Shares through privately negotiated transactions, open market purchases or otherwise, on such terms and at such prices as the Company may determine from time to time, the terms of which purchases or offers could differ from those of the Offer, except that the Company will not make any such purchases of Shares until the expiration of ten business days after the termination of the Offer. Any possible future purchases of Shares by the Company will depend on many factors, including the market price of the Shares, the Company's business and financial position, alternative investment opportunities available to the Company, the results of the Offer and general economic and market conditions.

   All Shares purchased by the Company pursuant to the Offer will be exchanged by the Company for the related 9% Cumulative Preferred Stock which will in turn be reclassified to the status of authorized but unissued shares of the Company's preferred stock.

   NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT TWO DIRECTORS AND TWO EXECUTIVE OFFICERS OF THE COMPANY (EACH OF WHOM ALSO SERVES AS A DIRECTOR OR EXECUTIVE OFFICER OF PEI) INTEND TO TENDER SHARES PURSUANT TO THE OFFER AND THAT NO OTHER DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES PURSUANT TO THE OFFER AS NO SUCH PERSON OWNS ANY SHARES.

2. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

   In General. The following summary is a general discussion of certain United States federal income tax consequences relating to the Offer. This summary does not discuss any aspects of state, local, foreign or other tax laws. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and existing final, temporary and proposed Treasury Regulations, Revenue Rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary deals only with Shares held as capital assets within the meaning of Section 1221 of the Code and does not address tax consequences that may be relevant to investors in special tax situations, such as certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, stockholders who have acquired their Shares upon the exercise of options or otherwise as compensation, or stockholders holding the Shares as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. The Company will not seek a ruling from the Internal Revenue Service (the "IRS") with regard to the tax matters discussed below. Accordingly, each stockholder should consult its own tax advisor with regard to the Offer and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to its particular situation.

   Characterization of the Sale. A sale of Shares by a stockholder of the Company pursuant to the Offer will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. The United States federal income tax consequences to a stockholder may vary depending upon the stockholder's particular facts and circumstances. Under Section 302 of the Code, a sale of Shares by a stockholder to the Company pursuant to the Offer will be treated as a "sale or exchange" of such Shares for United States federal income tax purposes (rather than as a distribution by the Company with respect to the Shares held by the tendering stockholder) if the receipt of cash upon such sale
(i) results in a "complete termination" of the stockholder's interest in the Company, (ii) is "not essentially equivalent to a dividend" with respect to the stockholder, or (iii) in the case of a noncorporate stockholder, qualifies as a distribution in "partial liquidation" of the Company. These tests (the "Section 302 tests") are explained more fully below. A sale of Shares by a tendering stockholder to the Company pursuant to the Offer should be treated as a sale or exchange of such Shares for United States federal income tax purposes, absent other integrated purchase transactions. See "Section 302 Tests," below.

   If any of the Section 302 tests is satisfied, and the sale of the Shares is therefore treated as a "sale or exchange" of such Shares for United States federal income tax purposes, the tendering stockholder will recognize capital gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Offer and the stockholder's tax basis in the Shares sold pursuant to the Offer. Any such gain or loss will be long-term capital gain or loss if the Shares have been held for more than one year.

   If none of the Section 302 tests is satisfied and the Company has sufficient current and accumulated earnings and profits, the tendering stockholder will be treated as having received a dividend includible in gross income in an amount equal to the entire amount of cash received by the stockholder pursuant to the Offer (without reduction for the tax basis of the Shares sold pursuant to the Offer), no loss will be recognized, and (subject to reduction as described below for corporate stockholders eligible for the dividends-received deduction) the tendering stockholder's basis in the Shares sold pursuant to the Offer will be added to such stockholder's basis in its remaining Shares, if any. No assurance can be given that any of the Section 302 tests will be satisfied as to any particular stockholder, and thus no assurance can be given that any particular stockholder will not be treated as having received a dividend taxable as ordinary income. If the sale of Shares is not treated as a sale or exchange for federal income tax purposes, any cash received for Shares pursuant to the Offer in excess of the Company's earnings and profits will be treated, first, as a nontaxable return of capital to the extent of the stockholder's basis for such stockholder's Shares, and, thereafter, as capital gain, to the extent it exceeds such basis.

   Constructive Ownership of Stock. In determining whether any of the Section 302 tests is satisfied, stockholders must take into account not only the Shares which are actually owned by the stockholder, but also Shares which are constructively owned by the stockholder within the meaning of Section 318 of the Code. Under Section 318 of the Code, a stockholder may constructively own Shares actually owned, and in some cases constructively owned, by certain related individuals or entities in which the stockholder has an interest, or, in the case of stockholders that are entities, by certain individuals or entities that have an interest in the stockholder, and Shares which the stockholder has the right to acquire by exercise of an option or by conversion. Contemporaneous dispositions or acquisitions of Shares by a stockholder or related individuals or entities may be deemed to be part of a single integrated transaction which will be taken into account in determining whether any of the Section 302 tests has been satisfied.

   Section 302 Tests. One of the following tests must be satisfied in order for the sale of Shares pursuant to the Offer to be treated as a sale or exchange for federal income tax purposes.

      a. Complete Termination Test. The receipt of cash by a stockholder will be a "complete termination" of the stockholder's interest if either (i) all of the Shares actually and constructively owned by the stockholder are sold pursuant to the Offer, or (ii) all of the Shares actually owned by the stockholder are sold pursuant to the Offer and, with respect to the Shares constructively owned by the stockholder which are not sold pursuant to the Offer, the stockholder is eligible to waive (and effectively waives) constructive ownership of all such Shares under procedures described in
   Section 302(c) of the Code. Stockholders considering making such a waiver should do so in consultation with their tax advisors.


      b. Not Essentially Equivalent to a Dividend Test. Even if the receipt of cash by a stockholder fails to satisfy the "complete termination" test or the "partial liquidation" test, a stockholder may nevertheless satisfy the "not essentially equivalent to a dividend" test if the stockholder's sale of Shares pursuant to the Offer results in a "meaningful reduction" in the stockholder's proportionate interest in the Company. The sale of Shares to the Company by a tendering stockholder should qualify as "not essentially equivalent to a dividend," absent other integrated purchase transactions. Stockholders expecting to rely on the "not essentially equivalent to a dividend" test should consult their own tax advisors as to its application in their particular situation.

      c. Partial Liquidation Test. A sale of Shares pursuant to the Offer will be treated as a sale or exchange for federal income tax purposes if such sale is (i) a redemption of Shares from a stockholder that is not a corporation, and (ii) in partial liquidation of the Company. To determine whether a stockholder is a corporation for these purposes, shares held by a partnership, trust or estate are treated as if owned proportionately by the partners or beneficiaries. A distribution is treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (as determined at the corporate rather than the stockholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan is adopted or within the succeeding taxable year. A distribution is not essentially equivalent to a dividend at the corporate level for these purposes if (A) the distribution is attributable to the corporation's ceasing to conduct a trade or business which was actively conducted for the previous five years and which was not acquired by the distributing corporation in a taxable transaction during such five year period (a "qualified trade or business"), and (B) the distributing corporation is actively involved in the conduct of a qualified trade or business immediately after the distribution. The Company actively conducted the water business for more than five years, and, subsequent to the Sale of the Water Business, the Company has continued to be actively engaged in the conduct of a qualified trade or business. Thus, the Sale of the Water Business and the Offer will likely constitute a partial liquidation of the Company.

   Corporate Stockholder Dividend Treatment. Under current law, if a sale of Shares by a corporate stockholder is treated as a dividend, the corporate stockholder may be entitled to claim a deduction equal to 70% of the dividend under Section 243 of the Code, subject to applicable limitations. Corporate stockholders should consider the effect of Section 246(c) of the Code, which disallows the 70% dividends-received deduction with respect to stock that is held for 45 days or less (90 days or less, in the case of preferred stock if the stockholder receives dividends attributable to a period aggregating in excess of 366 days). For this purpose, the length of time a taxpayer is deemed to have held stock may be reduced by periods during which the taxpayer's risk of loss with respect to the stock is diminished by reason of the existence of certain options or other transactions. Moreover, under Section 246A of the Code, if a corporate stockholder has incurred indebtedness directly attributable to an investment in Shares, the 70% dividends-received deduction may be reduced by a percentage generally computed based on the amount of such indebtedness and the total adjusted tax basis in the Shares.

   In addition, because it is expected that the redemption of Shares will not be pro rata with respect to all stockholders, any amount received by a corporate stockholder pursuant to the Offer that is treated as a dividend will likely constitute an "extraordinary dividend" under Section 1059 of the Code (except as may otherwise be provided in regulations yet to be promulgated by the Treasury Department). A redemption which is part of a partial liquidation of the redeeming company will also constitute an "extraordinary dividend" under Section 1059 (in the absence of such regulations). A corporate stockholder receiving an "extraordinary dividend" would be required under Section 1059(a) of the Code to reduce its basis (but not below zero) in its Shares by the non-taxed portion of the extraordinary dividend (i.e., the portion of the dividend for which a deduction is allowed), and, if such portion exceeds the stockholder's tax basis for its Shares, to treat the excess as gain from the sale of such Shares in the year in which a sale or disposition of such Shares occurs. The basis reduction rules of Section 1059 also generally apply to dividends which exceed a threshold percentage of a stockholder's basis in its stock, unless the stockholder has held its stock for more than two years before the dividend announcement date of such dividend. For purposes of applying Section 1059, all dividends received by a stockholder and having their ex-dividend dates within an 85-day period (expanded to a 365-day period, in the case of dividends received in such period that in the aggregate exceed 20% of the stockholder's adjusted tax basis in the Shares) are aggregated. Corporate stockholders should consult their own tax advisors as to the application of Section 1059 of the Code to the Offer, and to any dividends which may be paid with respect to the Shares, as well as the effect of pending legislation discussed below.

   Foreign Stockholders. The Company will withhold United States federal income tax at a rate of 30% from the gross proceeds paid pursuant to the Offer to a foreign stockholder or his agent, unless the Company determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business by the foreign stockholder within the United States. For this purpose, a foreign stockholder is any stockholder that is not (i) a citizen or resident or the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

   Generally, the determination of whether a reduced rate of withholding is applicable is made by reference to a foreign stockholder's address or to a properly completed Form 1001 furnished by the stockholder, and the determination of whether an exemption from withholding is available on the grounds that gross proceeds paid to a foreign stockholder are effectively connected with a United States trade or business is made on the basis of a properly completed Form 4224 furnished by the stockholder. The Company will determine a foreign stockholder's eligibility for a reduced rate of, or exemption from, withholding by reference to the stockholder's address and any Forms 1001 or 4224 submitted to the Company by a foreign stockholder unless facts and circumstances indicate that such reliance is not warranted or unless applicable law requires some other method for determining whether a reduced rate of withholding is applicable. These forms can be obtained from the Company.

   A foreign stockholder with respect to whom tax has been withheld may be eligible to obtain a refund of all or a portion of the withheld tax if the stockholder satisfied one of the Section 302 tests for capital gain treatment or is otherwise able to establish that no tax or a reduced amount of tax was due. Foreign stockholders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

   Backup Withholding. See Section 6 with respect to the application of United States federal income tax backup withholding.

   Legislative Proposals.

   (a) Capital Gains: The Revenue Reconciliation Act of 1995, as passed by Congress and vetoed by the President, includes a reduction in the tax on net long-term capital gains for both individuals and corporations. Under the bill, individual taxpayers would be permitted a deduction for 50% of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses). In addition, the deduction for net long-term capital losses could not exceed 50% of the excess of net long-term capital losses over net short-term capital gains. Corporations would be subject to a maximum tax rate of 28% on their net capital gains. These reductions in the effective capital gains tax rates generally would have been effective for transactions occurring after 1994. It is uncertain whether capital gains relief ultimately will be adopted and, if adopted, what form such relief will take or what the effective date will be.

   (b) Corporate dividends-received deduction: The Revenue Reconciliation Act of 1995, as passed by Congress and vetoed by the President, and the President's budget proposal would amend Section 1059 of the Code to require corporate stockholders to recognize gain immediately whenever the non-taxed portion of an extraordinary dividend exceeds the basis of stock with respect to which the dividend is received. Such legislation would also cause any amount characterized as a dividend due to the Section 318 option attribution rules to be treated as an extraordinary dividend under Section 1059 (with the legislation's gain recognition rule applied by taking into account only the basis of the stock redeemed). The legislation generally is proposed to be effective for redemptions after May 3, 1995. It is uncertain whether such proposals will be adopted and, if adopted, what form such legislation will take.

   In addition, the President's budget proposal (but not the Revenue Reconciliation Act of 1995 as passed by Congress) would reduce the dividends-received deduction under Section 243 of the Code from 70% to 50% and would require the 46-day holding period of Section 246(c) of the Code to be satisfied over a period immediately before and/or after the taxpayer becomes entitled to receive the dividend. Both of these provisions would apply to dividends paid after January 31, 1996.

   The impact of pending and future budget and tax legislation on the United States federal tax system, including possible effects on taxation of the Offer, is uncertain. Stockholders are advised to consult their own tax advisors as to these matters.

   THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE TAX CONSEQUENCES OF A SALE PURSUANT TO THE OFFER MAY VARY DEPENDING UPON, AMONG OTHER THINGS, THE PARTICULAR CIRCUMSTANCES OF THE TENDERING STOCKHOLDER. NO INFORMATION IS PROVIDED HEREIN AS TO THE STATE, LOCAL OR FOREIGN TAX
CONSEQUENCES OF THE TRANSACTION CONTEMPLATED BY THE OFFER. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR

FEDERAL,  STATE,  LOCAL  AND  FOREIGN  TAX  CONSEQUENCES  OF SALES  MADE BY THEM
PURSUANT TO THE OFFER, THE EFFECT OF THE STOCK OWNERSHIP ATTRIBUTION RULES MENTIONED ABOVE AND THE EFFECT OF TAX LEGISLATIVE PROPOSALS.

3. FAIRNESS OF THE OFFER; REPORTS AND OPINIONS.

   The Company believes the Offer is fair to holders of Shares. The Offer gives holders of Shares the opportunity to sell substantial amounts of Shares without driving down the bid price. The Offer will also provide stockholders with the opportunity to dispose of Shares without the usual transaction costs associated with a market sale including the payment of brokerage commissions. Correspondingly, the costs to the Company for servicing the accounts of odd lot holders will be reduced.

   Neither the Company nor its Board of Directors received any report, opinion (other than any opinion of counsel it may have received) or appraisal which is materially related to the Offer, including, but not limited to, any such report, opinion or appraisal relating to the consideration or the fairness of the consideration to be offered to the holders of the Shares or the fairness of such transaction to the Company. A majority of the directors who are not employees of the Company have not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for the purposes of negotiating the terms of the transaction.

4. CERTAIN LEGAL MATTERS; REGULATORY AND FOREIGN APPROVALS; NO APPRAISAL RIGHTS.

   The Company is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by its acquisition of Shares as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the Company's acquisition or ownership of Shares pursuant to the Offer. Should any such approval or other action be required, the Company currently contemplates that it will seek such approval or other action. The Company cannot predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Company's business. The Company intends to make all required filings under the Exchange Act. The Company's obligation under the Offer to accept for payment, or make payment for, Shares is subject to certain conditions. See Section 9.

   There is no stockholder vote required in connection with the Offer.

   There are no appraisal rights available to holders of Shares in connection with the Offer.


                                  THE OFFER

5. NUMBER OF SHARES; EXPIRATION DATE; EXTENSION OF THE OFFER.

   Upon the terms and subject to the conditions described herein and in the Letter of Transmittal, the Company will purchase any and all Shares that are validly tendered on or prior to the Expiration Date (and not properly withdrawn in accordance with Section 7) at the Purchase Price. The later of 5:00 p.m., New York City time, on Monday, April 8, 1996, or the latest time and date to which the Offer is extended, is referred to herein as the "Expiration Date." The Offer is not conditioned on any minimum number of Shares being tendered.

   Shares tendered and purchased by the Company will be entitled to the regular quarterly cash dividend of $0.5625 per Share to be paid by the Company on March 15, 1996, to holders of record on March 1, 1996, regardless of when such tender is made. Shares tendered and purchased by the Company will not be entitled to any dividends in respect of any later dividend periods.

   If (i) the Company increases or decreases the price to be paid for Shares or decreases the number of Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner described in Section 14, the Offer will be extended until the expiration of ten business days from the date of publication of such notice.

   The Company also expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 14. There can be no assurance, however, that the Company will exercise its right to extend the Offer.

   For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

   Copies of this Offer to Purchase and the Letter of Transmittal are being mailed to record holders of Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Company's stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.


6. PROCEDURE FOR TENDERING SHARES.

   Proper Tender of Shares. To tender Shares validly pursuant to the Offer, either (a) a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and either (i) certificates for the Shares to be tendered must be received by the Depositary at one of such addresses or (ii) such Shares must be delivered pursuant to the procedures for book-entry transfer described below (and a confirmation of such delivery received by the Depositary), in each case on or prior to the Expiration Date, or (b) the tendering holder of Shares must comply with the guaranteed delivery procedure described below.

   Book-Entry Transfer. The Depositary will establish an account with respect to the Shares at The Depository Trust Company and the Philadelphia Depository Trust Company (collectively referred to as the "Book-Entry Transfer Facilities") for purposes of the Offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make delivery of Shares by causing such Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with the procedures of such Book-Entry Transfer Facility. Although delivery of Shares may be effected through book-entry transfer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees and any other required documents, must, in any case, be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date, or the tendering holder of Shares must comply with the guaranteed delivery procedure described below. DELIVERY OF THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

   Signature Guarantees. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of the Shares tendered therewith and such holder has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) such Shares are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

   Guaranteed Delivery. If a stockholder desires to tender Shares pursuant to the Offer and cannot deliver certificates for such Shares and all other required documents to the Depositary on or prior to the Expiration Date or the procedure for book-entry transfer cannot be complied with in a timely manner, such Shares may nevertheless be tendered if all of the following conditions are met:

      (i) such tender is made by or through an Eligible Institution;

      (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) is received by the Depositary as provided below on or prior to the Expiration Date; and

      (iii) the certificates for such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities), together with a properly completed and duly executed Letter of Transmittal (or photocopy thereof) and any other documents required by the Letter of Transmittal, are received by the Depositary no later than 5:00 p.m., New York City time, on the third business day after the date of execution of the Notice of Guaranteed Delivery.

   The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice.

   THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

   FEDERAL BACKUP WITHHOLDING. TO AVOID FEDERAL INCOME TAX BACKUP WITHHOLDING EQUAL TO 31% OF THE GROSS PAYMENTS MADE PURSUANT TO THE OFFER, EACH STOCKHOLDER MUST NOTIFY THE DEPOSITARY OF SUCH STOCKHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND PROVIDE CERTAIN OTHER INFORMATION BY PROPERLY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. FOREIGN STOCKHOLDERS (AS DEFINED IN SECTION 2) MAY BE REQUIRED TO SUBMIT A PROPERLY COMPLETED FORM W-8, CERTIFYING NON-UNITED STATES STATUS, IN ORDER TO AVOID BACKUP WITHHOLDING. IN ADDITION, FOREIGN STOCKHOLDERS MAY BE SUBJECT TO 30% (OR LOWER TREATY RATE) WITHHOLDING ON GROSS PAYMENTS RECEIVED PURSUANT TO THE OFFER (AS DISCUSSED IN
SECTION 2). FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO TENDERING STOCKHOLDERS, SEE SECTION 2. EACH STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR.

   Determinations of Validity. All questions as to the Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines are not in proper form or the acceptance for payment of or payment for Shares that may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice.

   Rule 14e-4. It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person to tender Shares for his or her own account unless the person so tendering (i) has a net long position equal to or greater than the amount of
(x) Shares tendered or (y) other securities immediately convertible into, exercisable, or exchangeable for the amount of Shares tendered and will acquire such Shares for tender by conversion, exercise or exchange of such other securities and (ii) will cause such Shares to be delivered in accordance with the terms of the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. The tender of Shares pursuant to any one of the procedures described above will constitute the tendering stockholder's representation and warranty that (i) such stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, and (ii) the tender of such Shares complies with Rule 14e-4. The Company's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and the Company upon the terms and subject to the conditions of the Offer.

7. WITHDRAWAL RIGHTS.

   Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 3, 1996, unless theretofore accepted for payment as provided in this Offer to Purchase. If the Company extends the period of time during which the Offer is open, is delayed in accepting for payment or paying for Shares or is unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to the Company's rights under the Offer, the Depositary may, on behalf of the Company, retain all Shares tendered, and such Shares may not be withdrawn except as otherwise provided in this Section 7, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides that the issuer making the tender offer shall either pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer.

   To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and must specify the name of the person who tendered the Shares to be withdrawn and the number of Shares to be withdrawn. If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution) must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering stockholder) and the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn Shares. Withdrawals may not be rescinded, and Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by again following one of the procedures described in Section 6 at any time prior to the Expiration Date.

   All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.


8. ACCEPTANCE FOR PAYMENT OF SHARES AND PAYMENT OF PURCHASE PRICE.

   Upon the terms and subject to the conditions of the Offer and as promptly as practicable after the Expiration Date, the Company will accept for payment and pay the Purchase Price for any and all Shares validly tendered. Thereafter, payment for all Shares accepted for payment pursuant to the Offer will be made by the Depositary by check as promptly as practicable. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for Shares (or of a confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities), a properly completed and duly executed Letter of Transmittal or photocopy thereof, and any other required documents.

   For purposes of the Offer, the Company will be deemed to have accepted for payment (and thereby purchased) Shares that are validly tendered prior to the applicable Expiration Date and not withdrawn as, if and when it gives oral or written notice to the Depositary of its acceptance for payment of such Shares. The Company will pay for Shares that it has purchased pursuant to the Offer by depositing the Purchase Price therefor with the Depositary. The Depositary will act as agent for tendering stockholders for the purpose of receiving payment from the Company and transmitting payment to tendering stockholders. Under no circumstances will interest be paid on amounts to be paid to tendering stockholders, regardless of any delay in making such payment.

   If certain events occur, the Company may not be obligated to purchase Shares pursuant to the Offer. See Section 9. Certificates for all Shares not purchased will be returned (or, in the case of Shares tendered by book-entry transfer, such Shares will be credited to an account maintained with a Book-Entry Transfer Facility) as promptly as practicable without expense to the tendering stockholder.

   The Company will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or Shares not tendered or not purchased are to be registered in the name of, any person other than the registered holder, or if tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder, such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. See Instruction 6 of the Letter of Transmittal.


9. CERTAIN CONDITIONS OF THE OFFER.

   Notwithstanding any other provisions of the Offer, the Company will not be required to accept for payment or pay for any Shares tendered, and may terminate or amend the Offer or may postpone (subject to the requirements of the Exchange Act for prompt payment for or return of Shares) the acceptance for payment of or payment for Shares tendered, if at any time on or after March 11, 1996, and before acceptance for payment of or payment for any such Shares, any of the following events shall have occurred (or shall have been determined by the Company in its sole judgment to have occurred) regardless of the circumstances giving rise thereto (including any action or omission to act by the Company):

      (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that (i) challenges the acquisition of Shares pursuant to the Offer or otherwise in any manner relates to or affects the Offer, (ii) challenges the acquisition by the Company of shares of its 4.10% Cumulative Preferred Stock (the "4.10% Preferred Shares") pursuant to the Company's Offer to Purchase, dated March 11, 1996, concerning such 4.10% Preferred Shares (the "4.10% Preferred Offer") or otherwise in any manner relates to or affects the 4.10% Preferred Offer, (iii) challenges the acquisition by PEI of shares of its common stock pursuant to PEI's Offer to Purchase, dated March 11, 1996, concerning such common stock (the "PEI Offer") or otherwise in any manner relates to or affects the PEI Offer or (iv) in the sole judgment of the Company, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company or PEI and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of PEI or any of its subsidiaries (including the Company) or materially impair the contemplated benefits of the Offer to the Company;

      (b) there shall have been any action threatened, pending or taken, or approval withheld, withdrawn or abrogated or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer, the 4.10% Offer or the PEI Offer, or PEI or any of its subsidiaries (including the Company), by any legislative body, court, authority, agency or tribunal which, in the Company's sole judgment, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Shares, the 4.10% Preferred Shares or shares of the common stock of PEI illegal or otherwise restrict or prohibit consummation of the Offer, the 4.10% Offer or the PEI Offer, (ii) delay or restrict the ability of the Company or PEI, or render the Company or PEI unable, to accept for payment or pay for some or all of the Shares, the 4.10% Preferred Shares or shares of the common stock of PEI, as the case may be, (iii) materially impair the contemplated benefits of the Offer or the 4.10% Offer to the Company or of the PEI Offer to PEI (iv) materially affect the business, condition (financial or other), income, operations or prospects of the Company or PEI and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of PEI or any of its subsidiaries (including the Company);

      (c) it shall  have been  publicly  disclosed  or the  Company  shall  have learned that (i) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding shares of the common stock of PEI, whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise (other than as disclosed in a Schedule 13D or 13G (or an amendment thereto) on file with the Commission on March 8, 1996), (ii) any such person or group that on or prior to March 8, 1996, had filed such a Schedule with the Commission thereafter shall have acquired or shall propose to acquire whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise, beneficial ownership of additional shares of the common stock of PEI representing 2% or more of the outstanding shares of such common stock, (iii) any new group shall have been formed which beneficially owns more than 5% of the outstanding shares of the common stock of PEI, or (iv) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire PEI or any or its subsidiaries or any of their respective assets or securities;

      (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any significant decline in the market price of the Shares or in the general level of market prices of equity securities in the United States or abroad, (iii) any change in the general political, market, economic or financial condition in the United States or abroad that could have a material adverse effect on PEI's or the Company's business, condition (financial or other), income, operations, prospects or ability to obtain financing generally or the trading in the Shares, (iv) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in the Company's sole judgment, might affect, the extension of credit by lending institutions in the United States, (v) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Company's sole judgment, a material acceleration or worsening thereof;

      (e) a tender or exchange offer with respect to some or all of the Shares (other than the Offer) or other shares of preferred stock of the Company or some or all of the common stock of PEI, or a merger, acquisition or other business combination proposal for PEI or any subsidiary (including the Company), shall have been proposed, announced or made by a person other than the Company or PEI;

      (f) there shall have occurred any event or events that have resulted, or may in the sole judgment of the Company result, in an actual or threatened change in the business, condition (financial or other), income, operations, stock ownership or prospects of the Company or PEI and its subsidiaries, taken as a whole; or materially impair the contemplated benefits of the Offer to the Company; or

      (g) (i) Moody's Investors Service, Inc. or Standard & Poor's Corporation shall have downgraded or withdrawn the rating accorded any securities of the Company or PEI, or (ii) Moody's Investors Service, Inc. or Standard & Poor's Corporation shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of the Company or PEI;

and, in the sole judgment of the Company, such event or events make it undesirable or inadvisable to proceed with the Offer or with such acceptance for payment or payment.

   Any of the foregoing conditions may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding on all parties.

10. PRICE RANGE OF SHARES; DIVIDENDS; TRADING VOLUME.

   The Shares are listed on NASDAQ. The following table sets forth the high and low bid prices of the Shares on NASDAQ and the cash dividends per Share for the quarters indicated.

                                     BID PRICE   BID PRICE   CASH DIVIDENDS
FISCAL YEAR                             HIGH        LOW         PER SHARE
----------------------------------  ----------- ----------- ----------------
1994:
   1st Quarter....................  $25.625     $25.250     $0.5625
   2nd Quarter....................  $25.500     $24.750     $0.5625
   3rd Quarter....................  $25.500     $25.000     $0.5625
   4th Quarter....................  $25.250     $23.000     $0.5625

1995:
   1st Quarter....................  $24.375     $23.250     $0.5625
   2nd Quarter....................  $25.000     $24.000     $0.5625
   3rd Quarter....................  $25.875     $25.000     $0.5625
   4th Quarter....................  $26.375     $25.875     $0.5625

1996:
   1st Quarter (through March 8,
    1996).........................  $26.625     $26.125     $0.5625 (1)

----------
(1) On January 15, 1996, the Company declared a dividend of $0.5625 per common share for the first quarter of 1996. The dividend is to be paid on March 15, 1996, to holders of record on March 1, 1996.



   On March 8, 1996, the last trading day prior to the commencement of the Offer, the bid price of the Shares as reported on NASDAQ was $26.00 per Share. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.
Stockholders should note that the average weekly trading volume of the Shares since January 1, 1995, has been approximately 5,000 Shares.

   Shares tendered and purchased by the Company will be entitled to the regular quarterly cash dividend of $0.5625 per Share to be paid by the Company on March 15, 1996, to holders of record on March 1, 1996, regardless of when such tender is made. Shares tendered and purchased by the Company will not be entitled to any dividends in respect of any later dividend periods.

   Pennsylvania law imposes certain legal restrictions on the Company's ability to pay dividends. As a general matter, Pennsylvania law provides that a distribution may not be made if after giving effect thereto (1) the corporation would be unable to pay its debts as they become due in the usual course of its business, or (2) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Company's Restated Articles of Incorporation, as amended, do not authorize the issuance of any class of capital stock which has preferential rights superior to those of the Shares.


11. CERTAIN INFORMATION CONCERNING THE COMPANY.

     The Company is a public utility company regulated by the Pennsylvania Public Utility Commission which provides natural gas to approximately 141,800 customers in ten counties in northeastern Pennsylvania.

     The Company's principal executive offices are located at Wilkes-Barre Center, 39 Public Square, Wilkes-Barre, PA 18711, and its telephone number is
(717) 829-8843.


Recent Developments

   On February 16, 1996, the Company and PEI sold substantially all of the Company's water operations to Pennsylvania-American Water Company, a wholly-owned subsidiary of American Water Works Company, Inc., for approximately $413.5 million (including debt assumed), subject to certain post-closing adjustments. These operations had provided water service to approximately 133,400 customers. See "-Summary Unaudited Pro Forma Financial Information" below.

   Effective as of December 4, 1995, Pennsylvania Energy Resources, Inc., a wholly-owned subsidiary of PEI, acquired all of the outstanding stock of Keystone Pipeline Services, Inc. (formerly known as Ford Bacon & Davis Sealants Inc.), from Ford, Bacon & Davis Companies, Inc., a wholly-owned subsidiary of Deutsche Babcock Technologies, Inc. Keystone Pipeline Services, Inc. is engaged in distribution pipeline construction, maintenance and rehabilitation.


Director And Executive Officers Of The Company

   Schedule A hereto sets forth the name, business address and present principal occupation or employment and any other material occupations, positions, offices or employments during the last five years of each director and executive officer of the Company. Schedule A also sets forth the citizenship of each such director and executive officer.


Summary Historical Financial Information

   The following selected financial information for each of the years ended December 31, 1995, and December 31, 1994, has been derived from the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 10-K"), which reflect the Company's water utility operations as "discontinued operations" effective March 31, 1995. The following selected historical financial information should be read in conjunction with, and is qualified in its entirety by reference to, such audited financial statements and the related notes which are incorporated herein by reference. The 1995 10-K may be obtained from or inspected at the offices of the Commission in the manner set forth in Section 16.

                   SUMMARY HISTORICAL FINANCIAL INFORMATION
        (IN THOUSANDS OF DOLLARS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

                                                         YEARS ENDED DECEMBER
                                                                 31,
                                                       -----------------------
                                                           1995        1994
                                                       ----------- -----------
Income Statement Data:

Operating revenues ..................................  $  152,756  $  167,992
 Cost of gas.........................................      84,372      98,653
                                                       ----------- -----------
Operating margin.....................................      68,384      69,339
Other operating expenses.............................      49,462      50,211
                                                       ----------- -----------
Operating income.....................................      18,922      19,128
Other income, net....................................         301          72
                                                       ----------- -----------
Income before interest charges.......................      19,223      19,200
Interest charges.....................................      10,753       9,898
                                                       ----------- -----------
Income from continuing operations....................       8,470       9,302
Income (loss) with respect to discontinued
 operations..........................................      (3,834)     10,504
                                                       ----------- -----------
Net income...........................................       4,636      19,806
Dividends on preferred stock.........................       2,763       4,639
                                                       ----------- -----------
Net income applicable to common stock................  $    1,873  $   15,167
                                                       =========== ===========
Common stock:
 Earnings per share of common stock..................  $     0.34  $     2.73
                                                       =========== ===========
 Weighted average number of shares outstanding.......   5,569,765   5,189,108
                                                       =========== ===========
Ratio of earnings to fixed charges (1)...............        2.27        2.53
                                                       =========== ===========

---------
(1) For purposes of computing the ratio of earnings to fixed charges, earnings are defined as the sum of pre-tax income plus fixed charges. Fixed charges consist of all interest expense (before allowance for borrowed funds used during construction), one-third of rent expense (which approximates the interest component of such expense) and amortization of debt expense.

                                                      YEARS ENDED DECEMBER 31,
                                                      ------------------------
                                                          1995       1994
                                                       ---------- ----------
Balance Sheet Data:

ASSETS
 Utility plant.......................................  $295,895   $284,080
  Less accumulated depreciation......................   (76,882)   (74,408)
                                                       ---------- ----------
 Net utility plant...................................   219,013    209,672
 Other property and investments......................     5,089      2,872
 Current assets......................................    54,512     58,250
 Deferred charges....................................    34,368     44,345
 Net assets of discontinued operations...............   204,250    203,196
                                                       ---------- ----------
 Total assets........................................  $517,232   $518,335
                                                       ========== ==========
CAPITALIZATION AND LIABILITIES
 Capitalization:
  Common shareholder's investment ...................  $208,356   $216,032
  Preferred stock -
   Not subject to mandatory redemption, net..........    33,615     33,615
   Subject to mandatory redemption...................     1,680      1,760
  Long-term debt.....................................    55,000    170,825
                                                       ---------- ----------
                                                        298,651    422,232
                                                       ---------- ----------
 Current liabilities:
  Current portion of long-term debt and preferred
   stock subject to mandatory redemption.............   115,881      3,290
  Note payable to bank...............................    10,000       --
  Other..............................................    28,601     31,580
                                                       ---------- ----------
                                                        154,482     34,870
                                                       ---------- ----------
 Deferred credits....................................    64,099     61,233
                                                       ---------- ----------
 Total capitalization and liabilities................  $517,232   $518,335
                                                       ========== ==========
 Shareholder's equity per common share outstanding...  $  37.19   $  39.59
                                                       ========== ==========


Summary Unaudited Pro Forma Financial Information

   The following Summary Unaudited Pro Forma Balance Sheet and Summary Unaudited Pro Forma Statement of Income have been prepared based on the Company's balance sheet as of December 31, 1995, and the related statement of income for the year then ended, each as adjusted to reflect the Sale of the Water Business on February 16, 1996, and the use of the cash proceeds therefrom of $210.0 million (after the payment of an estimated $56.7 million of federal and state income taxes on the sale) for the purchase of Shares pursuant to the Offer and the other purposes described in Note 3 to the Notes to Summary Unaudited Pro Forma Balance Sheet. Pursuant to the Asset Purchase Agreement relating to the Sale of the Water Business, the purchase price is subject to post-closing adjustment in certain cases. The summary unaudited pro forma financial statements also reflect certain other assumptions and related transactions as described in the notes to such statements.

   The Summary Unaudited Pro Forma Statement of Income reflects the results of the Company's continuing operations as if the Sale of the Water Business and the use of the proceeds therefrom, including the purchase of Shares pursuant to the Offer, had taken place at the beginning of the period. The Summary Unaudited Pro Forma Balance Sheet as of December 31, 1995, reflects the financial position of the Company as if such transactions had occurred on that date. Each of the Company's Summary Unaudited Pro Forma Statement of Income and Summary Unaudited Pro Forma Balance Sheet include estimates which may differ from the results ultimately incurred.

   The summary unaudited pro forma financial statements have been included herein as required by the rules of the Commission and are for comparative purposes only. They should be read in conjunction with the summary historical financial information and do not purport to be indicative of the results that would actually have been obtained had the Sale of the Water Business, the purchase of Shares pursuant to the Offer and the other related transactions described in the notes to such statements been effected on the dates indicated or the results that may be obtained in the future.

   Certain statements made below relating to plans, conditions, objectives and economic performance go beyond historical information and may provide an
indication  of  future  results.   To  that  extent,  they  are  forward-looking
statements within the meaning of Section 21E of the Exchange Act, and each is subject to factors that could cause actual results to differ from those in the forward-looking statement.

                     SUMMARY UNAUDITED PRO FORMA STATEMENT OF
             INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIOS,
                    PER SHARE AMOUNTS AND SHARES OUTSTANDING)


                                              ASSUMING A $27 PER SHARE PURCHASE PRICE
                                             -----------------------------------------
                                                              PRO FORMA
                                              HISTORICAL   ADJUSTMENTS(1)   PRO FORMA
                                             ------------ ---------------- -----------
Operating revenues.........................  $  152,756          $--       $  152,756
 Cost of gas...............................      84,372           --           84,372
                                             ------------ ---------------- -----------
Operating margin...........................      68,384          --            68,384
Other operating expenses...................      49,462          789 (2)       50,251
                                             ------------ ---------------- -----------
Operating income...........................      18,922         (789)          18,133
Other income, net..........................         301           --              301
                                             ------------ ---------------- -----------
Income before interest charges.............      19,223         (789)          18,434
                                             ------------ ---------------- -----------
Interest charges:
 Interest on long-term debt................       9,304        (1,891)(2)       7,413
 Other interest............................       1,449           (10)(2)       1,439
                                                          ---------------- -----------
  Total interest charges...................      10,753        (1,901)          8,852
                                             ------------ ---------------- -----------
Income from continuing operations  ........       8,470         1,112           9,582
Dividends on preferred stock...............       2,763        (2,353)(3)         410
                                             ------------ ---------------- -----------
Income from continuing operations
 applicable to common stock................  $    5,707   $     3,465  $        9,172
                                             ============ ================ ===========
Common stock:
 Earnings per share of common stock
  from continuing operations...............  $     1.02                    $     2.80
                                             ============ ================ ===========
 Weighted average number of shares
  outstanding..............................   5,569,765    (2,297,297)(4)   3,272,468
                                                          ================ ===========
Ratio of earnings from continuing
 operations
 to fixed changes(5).......................        2.27                          2.73
                                             ============ ================ ===========
Shareholder's equity per common share
 outstanding...............................  $    37.19                    $    28.43
                                             ============ ================ ===========


  See accompanying notes to summary unaudited pro forma statement of income.

                     NOTES TO SUMMARY UNAUDITED PRO FORMA
                             STATEMENT OF INCOME
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995


(1) Adjustments assume that the Sale of the Water Business and the application of the proceeds therefrom, including the purchase of Shares pursuant to the Offer, each took place at the beginning of the period.

(2) Represents the adjustments to interest on long-term debt and amortization of debt expense, and the related income tax effect, necessary to reflect the interest on indebtedness outstanding during the period after (a) application of proceeds from the Sale of the Water Business to (i) repay a $50.0 million loan (the "Bridge Loan"), the proceeds of which were used to redeem the $50.0 million principal amount of the Company's 9.57% Series First Mortgage Bonds and (ii) repay $10.9 million of the Company's bank borrowings and (b) the redemption in connection with the Sale of the Water Business and pursuant to annual sinking fund requirements of the $3.5 million principal amount of the Company's 8% Series First Mortgage Bonds outstanding as of January 1, 1995. The adjustments to interest on long-term debt may be summarized as follows:


                                                           ASSUMING A $27 PER
                                                                 SHARE
                                                             PURCHASE PRICE
                                                          -------------------
                                                             (THOUSANDS OF
                                                                DOLLARS)
Interest on long-term debt for the twelve months ended
 December 31, 1995:
  Allocated to continuing operations, as per
   accompanying summary unaudited pro forma
   statement of income..................................           $  9,304
  Allocated to discontinued operations..................             12,848
                                                                   --------
                                                                     22,152
Deduct:
 Interest on debt assumed by Pennsylvania-American
  Water Company.........................................  $9,529
 Interest on debt redeemed or repaid in connection with
  Sale of the Water Business
   9.57% Series First Mortgage Bonds....................   3,748
   Bank borrowings......................................     719
   Bridge Loan..........................................     716
   8% Series First Mortgage Bonds.......................     147    (14,859)
                                                          ------    --------
Add:
 Interest on bank borrowings to reflect the redemption
  of the Company's 8% Series First Mortgage Bonds as if
  it occurred at the beginning of the period............                120
                                                                      ------
 Pro forma interest on long-term debt, as per
  accompanying summary unaudited pro forma
  statement of income...................................           $  7,413
                                                                  ==========

(3) Represents elimination of preferred stock dividends of $2,025,000 and $328,000 to reflect the repurchase of 225,000 shares of the Company's 9% Cumulative Preferred Stock and 80,000 shares of the Company's 4.10%
     Cumulative Preferred Stock, respectively, with proceeds from the Sale of the Water Business.

(4) Represents the reduction in the number of shares of the Company's common stock outstanding resulting from the application of $85.0 million of the proceeds from the Sale of the Water Business to repurchase 2,297,297 shares of the Company's common stock at an average price of $37.00 per share.

(5) For purposes of computing the ratio of earnings from continuing operations to fixed charges, earnings are defined as the sum of pre-tax income plus fixed charges. Fixed charges consist of all interest expense (before allowance for borrowed funds used during construction), one-third of rent expense (which approximates the interest component of such expense) and amortization of debt expense.

                         SUMMARY UNAUDITED PRO FORMA
                    BALANCE SHEET AS OF DECEMBER 31, 1995
             (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                           ASSUMING A $27 PER SHARE PURCHASE PRICE
                                                          PRO FORMA
                                           HISTORICAL   ADJUSTMENTS(1)  PRO FORMA
                                          ------------ --------------- -----------
ASSETS
 Utility plant..........................  $295,895     $     --        $295,895
  Accumulated depreciation..............   (76,882)          --         (76,882)
                                          ------------ --------------- -----------
 Net utility plant......................   219,013           --         219,013
 Other property and investments.........     5,089           --           5,089
 Current assets.........................    54,512       266,670 (2a)
                                                         (56,710)(2c)
                                                         (209,960)(3)
                                                               13 (3j)   54,525
 Deferred charges.......................    34,368            --         34,368
 Net assets of discontinued operations..   204,250      (204,250)(2e)       --
                                          ------------ --------------- -----------
 Total assets...........................  $517,232     $    (204,237)  $312,995
                                          ============ =============== ===========
CAPITALIZATION AND LIABILITIES
 Capitalization:
  Common shareholder's investment.......  $208,356     $    (790)(2b)
                                                         (85,000)(3a)
                                                          (1,800)(3b)
                                                           4,000 (3c)
                                                         (30,000)(3d)
                                                          (1,000)(3e)
                                                             (722)(4)  $ 93,044
  Preferred stock-
   Not subject to mandatory redemption,
    net.................................    33,615       (22,500)(3b)
                                                          (8,000)(3c)
                                                           1,247 (4)      4,362
   Subject to mandatory redemption .....     1,680              --        1,680
  Long-term debt........................    55,000              --       55,000
                                          ------------ --------------- -----------
                                           298,651          (144,565)   154,086
                                          ------------ --------------- -----------
 Current liabilities:
  Current portion of long-term debt and
   preferred stock subject to mandatory
   redemption...........................   115,881       (50,000)(3f)
                                                         (10,861)(3g)    55,020
  Note payable to bank..................    10,000              --       10,000
  Other.................................    28,601         6,500 (2d)
                                                          (5,947)(3h)
                                                             (525)(4)    28,629
                                          ------------ --------------- -----------
                                           154,482        (60,833)       93,649
                                          ------------ --------------- -----------
 Deferred credits.......................    64,099         1,161 (3i)    65,260
                                          ------------ --------------- -----------
 Total capitalization and liabilities...  $517,232     $    (204,237)  $312,995
                                          ============ =============== ===========

                     NOTES TO SUMMARY UNAUDITED PRO FORMA
                    BALANCE SHEET AS OF DECEMBER 31, 1995


(1) Adjustments assume that the Sale of the Water Business and the application of the proceeds therefrom, including the purchase of the Shares pursuant to the Offer, each took place as of the date of the balance sheet.


(2) Represents (a) receipt of cash proceeds of $266.7 million from the Sale of the Water Business, (b) elimination from common shareholders' investment of the $790,000 of estimated income from the Water Business during the period from January 1, 1996, to February 16, 1996, the date on which the water operations were sold to Pennsylvania-American Water Company, that was reflected as of December 31, 1995, as an element of income with respect to discontinued operations, (c) payment of the estimated federal and state income tax liability of $56.7 million on the Sale of the Water Business,
     (d) recording of the $6.5 million premium of the purchase price over the book value of the assets acquired by Pennsylvania-American Water Company as a credit to other current liabilities, the account to which it was charged as of December 31, 1995, as an offset against the liability for the estimated expenses on the Sale of the Water Business and (e) elimination of the $204.3 million of net assets of the Water Business.

(3) Reflects the application of the proceeds from the Sale of the Water Business of $210.0 million, after the payment of the estimated federal and state income tax liability of $56.7 million on the Sale of the Water Business, in the following manner: (a) the repurchase (for an aggregate consideration of $85.0 million) of 2,297,297 shares of the Company's common stock at an average price of $37.00 per share, (b) the repurchase (for an aggregate consideration of $24.3 million) of 225,000 Shares (having an aggregate book value of $22.5 million), which includes a premium of $8.00 per share ($1.8 million in the aggregate), (c) the repurchase (for an aggregate consideration of $4.0 million) of 80,000 shares of the Company's 4.10% Cumulative Preferred Stock (having an aggregate book value of $8.0 million) at a price of $50.00 per share, which reflects a $4.0 million aggregate ($50.00 per share) discount from book value, (d) payment of a $30.0 million common stock dividend by the Company to PEI, (e) payment of an estimated $1.0 million of costs in connection with the repurchase of shares of the Company's preferred stock, including the repurchase of Shares pursuant to the Offer, (f) the repayment of the Bridge Loan, the proceeds of which were used to redeem the $50.0 million principal amount of the Company's 9.57% Series First Mortgage Bonds, (g) repayment of $10.9 million of the Company's bank borrowings, (h) payment of transaction costs of $5.9 million relative to the Sale of the Water Business, (i) recording of the $1.2 million net tax benefit resulting from transaction costs and the premium over book value on the Sale of the Water Business and (j) the addition of the remaining proceeds of $13,000 to the Company's cash accounts. The repurchases and costs referred to in items (b), (c) and (e) involve voluntary sales to the Company by holders of the Shares and other series of preferred stock of the Company. Therefore, the number and price of the securities purchased and the related expenses may vary depending on market conditions at the time of the repurchases.

(4) Reflects the write-off of $1.2 million ($722,000 after related income tax benefits of $525,000) of issuance costs relative to the 225,000 Shares which the Company intends to repurchase pursuant to the Offer with proceeds from the Sale of the Water Business.


12. SOURCE AND AMOUNT OF FUNDS.

   Assuming that the Company purchases all outstanding Shares pursuant to the Offer at the Purchase Price, the total amount required by the Company to purchase such Shares will be $27.0 million, exclusive of fees and other expenses. The Company expects to fund the purchase of such Shares from part of the proceeds from the Sale of the Water Business. See Sections 1 and 11.

13. TRANSACTIONS AND AGREEMENTS CONCERNING THE SHARES AND OTHER SECURITIES OF THE COMPANY.

   Based upon the Company's records and upon information provided to the Company by its directors and executive officers, neither the Company nor, to the Company's knowledge, any of its associates, subsidiaries, directors, executive officers or any associate of any such director or executive officer, or any director or executive officer of its subsidiaries, has engaged in any transactions involving the Shares or shares of any other series of preferred stock of the Company since January 11, 1996. Neither the Company nor, to the Company's knowledge, any of its directors or executive officers is a party to any contract, arrangement, understanding or relationship relating directly or indirectly to the Offer with any other person with respect to any securities of the Company.


   Schedule B hereto sets forth the name and title of each director and executive officer of the Company, and the name and address of each associate thereof, beneficially owning Shares or shares of any other series of preferred stock of the Company as of March 7, 1996, the number of shares so owned and the percentage of outstanding shares of the particular series such shares represent.

   Schedule C hereto sets forth the amount of any purchases of Shares or shares of any other series of preferred stock of the Company made by the Company and its affiliates (including the directors of the Company) since January 1, 1994 and the range of prices paid for such shares.



14. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS.

   The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary. There can be no assurance, however, that the Company will exercise its right to extend the Offer. During any such extension, all Shares previously tendered will remain subject to the Offer, except to the extent that such Shares may be withdrawn as set forth in Section 7. The Company also expressly reserves the right, in its sole discretion, (i) to terminate the Offer and not accept for payment any Shares not theretofore accepted for payment or, subject to Rule 13e-4(f)(5) under the Exchange Act, which requires the Company either to pay the consideration offered or to return the Shares tendered promptly after the termination or withdrawal of the Offer, to postpone payment for Shares upon the occurrence of any of the conditions specified in Section 9 hereof by giving oral or written notice of such termination to the Depositary and making a public announcement thereof and (ii) at any time or from time to time, to amend the Offer in any respect. Amendments to the Offer may be effected by public announcement. Without limiting the manner in which the Company may choose to make public announcement of any termination or amendment, the Company shall have no obligation (except as otherwise required by applicable law) to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service, except in the case of an announcement of an extension of the Offer, in which case the Company shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Material changes to information previously provided to holders of the Shares in this Offer or in documents furnished subsequent thereto will be disseminated to holders of Shares in compliance with Rule 13e-4(e)(2) promulgated under the Exchange Act.

   If the Company materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Company will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Exchange Act. Those rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price, change in dealer's soliciting fee or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. In a published release, the Commission has stated that in its view, an offer should remain open for a minimum of five business days from the date that notice of such a material change is first published, sent or given. The Offer will continue or be extended for at least ten business days from the time the Company publishes, sends or gives to holders of Shares a notice that it will (a) increase or decrease the price it will pay for Shares or the amount of the dealer's soliciting fee or (b) decrease the number of Shares it seeks.

15. FEES AND EXPENSES.


   Legg Mason Wood Walker, Incorporated will act as Dealer Manager for the Company in connection with the Offer. The Company has agreed to pay the Dealer Manager, upon acceptance for payment of Shares pursuant to the Offer, a fee of $0.15 per Share purchased by the Company pursuant to the Offer. The Dealer Manager will also be reimbursed by the Company for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including liabilities under the federal securities laws, in connection with the Offer.

   The Dealer Manager has rendered, is currently rendering and is expected to continue to render various investment banking and other advisory services to the Company. It has received, and will continue to receive, customary compensation from the Company for such services.

   The Company will pay a solicitation fee of $0.50 per Share for any Shares tendered and accepted for payment and paid for pursuant to the Offer, covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be payable to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary, the Information Agent or the Dealer Manager for purposes of the Offer.

   The Company has retained Chemical Mellon Shareholder Services, L.L.C. as Depositary and D.F. King & Co., Inc. as Information Agent in connection with the Offer. The Information Agent may contact stockholders by mail, telephone, facsimile transmission and personal interviews, and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners. The Depositary and the Information Agent will receive reasonable and customary compensation for their services and will also be reimbursed for certain out-of-pocket expenses. The Company has agreed to indemnify the Depositary and the Information Agent against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Offer. Neither the Information Agent nor the Depositary has been retained to make solicitations or recommendations in connection with the Offer.

   Certain directors or executive officers of the Company may, from time to time, contact stockholders to provide them with information regarding the Offer. Such directors and executive officers will not make any recommendation to any stockholder as to whether to tender all or any Shares and will not solicit the tender of any Shares. The Company will not compensate any director or executive officer for this service.

   Other than as described above, the Company will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Shares purchased in connection with the Offer. The Company will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

   The Company will pay all stock transfer taxes, if any, payable on account of the acquisition of the Shares by the Company pursuant to the Offer, except in certain circumstances where special payment or delivery procedures are utilized pursuant to Instruction 6 of the Letter of Transmittal.

   The expenses incurred, or estimated to be incurred, by the Company in connection with the Offer are set forth below. The Company will be responsible for paying all such expenses.

Dealer Manager Fees................  $135,000
Solicitation Fees..................   450,000
Printing and Mailing Fees..........    25,000
Filing Fees........................     5,400
Legal, Accounting and
Miscellaneous .....................   184,600
                                     ----------
Total..............................  $800,000
                                     ==========


16. MISCELLANEOUS.

   The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission relating to its business, financial condition and other matters. Certain information as of particular dates concerning the Company's directors and officers, their remuneration, the principal holders of the Company's and PEI's securities and any material interest of such persons in transactions with the Company is filed with the Commission. The Company has also filed a Transaction Statement on Schedule 13E-3 and an Issuer Tender Offer Statement on
Schedule 13E-4 with the Commission, which include certain additional information relating to the Offer. Such reports, as well as such other material, may be inspected and copies may be obtained at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained by mail, upon payment of the Commission's customary fees, from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Schedules 13E-3 and 13E-4 may not be available at the Commission's regional offices.

   The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.


                                                                PG ENERGY INC.

March 11, 1996

                                                                    SCHEDULE A

               DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The following table sets forth the name, business address, present principal occupation or employment and any other material occupations, positions, offices or employments during the last five years of the directors and executive officers of the Company. Unless otherwise indicated, all occupations, positions, offices or employments listed opposite any individual's name were held by such individual during the course of the last five years. Each individual listed below is a citizen of the United States.

                                             PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
                                             AND OTHER MATERIAL OCCUPATIONS, POSITIONS,
                                                    OFFICES OR EMPLOYMENTS DURING
 NAME AND BUSINESS ADDRESS                               THE LAST FIVE YEARS
---------------------------                  -------------------------------------------
Kenneth L. Pollock                 Chairman of the Board of Directors of the Company and PEI
 PG Energy Inc.                    since June, 1987; Director of the Company since 1972 and of
 Wilkes-Barre Center               PEI since 1974; President and Chief Executive Officer of the
 39 Public Square                  Company and PEI from March, 1991, to August, 1991; Director
 Wilkes-Barre, PA 18711-0601       and sole stockholder, Susquehanna Coal Company and Ken L.
                                   Pollock, Inc., Nanticoke, PA, since prior to 1990.

Dean T. Casaday                    President, Chief Executive Officer, and Director of the
 PG Energy Inc.                    Company and PEI since September 1, 1991; Vice President of
 Wilkes-Barre Center               National Fuel Gas Supply Corporation from 1989 to August,
 39 Public Square                  1991.
 Wilkes-Barre, PA 18711-0601

William D. Davis                   Vice  Chairman of the Board of  Directors  of  the  Company
 Commonwealth Plaza                and  PEI  since  March,   1991; Director  of the  Company
 33 W. Third Street                and PEI since 1981;  Chairman  of the  Board  of the  Commonwealth
 Williamsport, PA 17703            Bank Division of Meridian Bank, Williamsport, PA,  from
                                   September,  1993 to  December  31,  1995; Director, Meridian
                                   Bancorp, Inc., and Meridian Bank, Reading, PA, since September, 1993;
                                   Chairman of the Board and Chief Executive Officer of Commonwealth
                                   Bancshares Corporation, Williamsport, PA, from April, 1987, to
                                   June, 1993.

Paul R. Freeman                    Director of the Company and PEI since November, 1995;
 200 East Front Street             Controller of HUD, Inc., trading as Emerald Anthracite II,
 P.O. Box 27                       since 1988.
 Nanticoke, PA 18634

Robert J. Keating                  Director of the Company and PEI since 1974; Former Chairman
 Avanti Cigar Co.                  of the Board of Parodi Industries, Inc., Scranton, PA, from
 1015 N. Main Avenue               January, 1985, to February, 1994.
 Scranton, PA 18508

                                       A-1

John D. McCarthy                   Director of the Company and PEI since 1991;  President of
 McCarthy Tire Service Company     McCarthy  Tire  Service  Company,   Wilkes-Barre,   PA,  since  1968;
 340 Kidder Street                 President of McCarthy Realty, Inc., since 1988.
 P.O. Box  1125
 Wilkes-Barre, PA 18703-1125


John D. McCarthy, Jr.              Director of the Company and PEI since November, 1995; Vice
 McCarthy Tire Service Company     President of McCarthy Tire Service Company, Wilkes-Barre, PA,
 340 Kidder Street                 since 1989; President of McCarthy Tire Service Company of
 P.O. Box 1125                     Allentown, Reading and Lancaster, since 1992; Vice President
 Wilkes-Barre, PA 18703-1125       of McCarthy Realty, Inc., since 1988.

Kenneth M. Pollock                 Director of the Company and PEI since October, 1993; Vice
 200 East Front Street             President of HUD, Inc., trading as Emerald Anthracite II;
 P.O. Box 27                       Vice President of Susquehanna Coal Company and Susquehanna
 Nanticoke, PA 18634               Mt. Carmel, Inc., since prior to 1987.

Richard A. Rose, Jr.               Director of the Company and PEI since November, 1995;
 454 South Main Street             President of Petroleum Sales Company, Inc., since 1992; Vice
 P.O. Box 454                      President of Petroleum Service Company, Inc., Wilkes-Barre,
 Wilkes-Barre, PA 18703-0454       PA, since 1987.

James A. Ross                      Director of the Company and PEI since May, 1978; Independent
 Old Windmill Road                 financial consultant since prior to 1988; Chairman,
 Clarks Summit, PA 18411           Priestgate, Limited, since 1991.


Ronald W. Simms Inc.,              Director of the Company and PEI since March, 1991; President
 454 South Main Street             and Chief Executive Officer of Petroleum Service Company,
 P.O. Box 454                      Wilkes-Barre, PA, since 1980; Chairman of the Board of
 Wilkes-Barre,  PA 18703-0454      Directors since 1994, and Chief Executive  Officer since 1984,
                                   of  Mountain  Productions,   Inc.;  Chairman  of  the  Board  of
                                   Directors of First Heritage Bank since March, 1994.

Thomas F. Karam                    Executive  Vice  President of the Company and PEI since 39
 PG Energy Inc.                    October,   1995;   Vice  President,   Legg  Mason  Wood  Walker,
 Wilkes-Barre  Center              Incorporated from 1986 to September, 1995.
 Public  Square
 Wilkes-Barre, PA 18711-0601


                                       A-2

Vincent A. Bonaddio                Vice President, Operations and Engineering Services of the
 PG Energy Inc.                    Company and PEI since March, 1996; Vice President, Operations
 Wilkes-Barre Center               and Engineering of the Company and PEI since May, 1995;
 39 Public Square                  Director of Field Operations of the Company from May, 1991 to
 Wilkes-Barre, PA 18711-0601       April, 1995; General Superintendent, North Division, of the
                                   Company from 1988 to May, 1991.

Harry E. Dowling                   Vice President, Customer Services, of the Company and PEI
 PG Energy Inc.                    since March, 1996; Vice President of Human Resources and
 Wilkes-Barre Center               Customer Services of the Company and PEI from October, 1992
 39 Public Square                  to February, 1996; Vice President of Customer Affairs of the
 Wilkes-Barre, PA 18711-0601       Company and PEI from 1987 to October, 1992.

John F. Kell, Jr.                  Vice President, Financial Services, of the Company and PEI
 PG Energy Inc.                    since March, 1996; Vice President, Finance, of the Company
 Wilkes-Barre Center               and PEI from October, 1992 to February, 1996; Vice President
 39 Public Square                  and Controller of the Company and PEI from 1978 to October,
 Wilkes-Barre, PA 18711-0601       1992.

Joseph F. Perugino                 Vice President, Energy Services, of the Company and PEI since
 PG Energy Inc.                    March, 1996; Vice President, Marketing and Gas Supply of the
 Wilkes-Barre Center               Company and PEI from October, 1992 to February, 1996; Vice
 39 Public Square                  President, Administration and Marketing of the Company and
 Wilkes-Barre, PA 18711-0601       PEI from November, 1989 to October, 1992.

Thomas J. Ward                     Vice President, Administrative Services, and Secretary, of
 PG Energy Inc.                    the Company and PEI since March, 1996; Vice President,
 Wilkes-Barre Center               Administration, and Secretary, of the Company and PEI from
 39 Public Square                  October, 1992 to February, 1996; Secretary of the Company and
 Wilkes-Barre, PA 18711-0601       PEI from September, 1988 to October, 1992.

Thomas J. Koval                    Controller and Assistant Treasurer of the Company and PEI 39
 PG Energy Inc.                    since  November,  1992;  Accounting  Manager of the Company from
 Wilkes-Barre Center               February, 1987 to November, 1992.
 Public  Square
 Wilkes-Barre, PA 18711-0601

                                      A-3


Richard N. Marshall                Treasurer and Assistant Secretary of the Company and PEI
 PG Energy Inc.                    since February, 1996; Treasurer of the Company and PEI from
 Wilkes-Barre Center               May, 1994 to January, 1996; Assistant Treasurer of the
 39 Public Square                  Company and PEI from June, 1993 to May, 1994; Manager, Rates
 Wilkes-Barre, PA 18711-0601       and Finance, of the Company from March, 1988 to June, 1993.

                                                                    SCHEDULE B

                  INTEREST IN PREFERRED STOCK OF THE COMPANY


   The following table sets forth the name and title of each director and executive officer of the Company, and the name and address of each associate thereof, beneficially owning Shares or shares of any other series of preferred stock of the Company (including, without limitation, the 4.10% Cumulative Preferred Stock (the "4.10% Preferred Shares") and the 1966 Cumulative Preferred Stock (the "1966 Preferred Shares")) as of March 7, 1996, the number of shares so owned and the percentage of outstanding shares of the particular series such shares represent.

The Shares:


                                                                   NUMBER OF THE       PERCENTAGE OF
                            NAME AND TITLE OF                         SHARES            OUTSTANDING
                            BENEFICIAL OWNER                    BENEFICIALLY OWNED        SHARES
                           -------------------                 -------------------- ------------------
           William D. Davis, Director........................  2,000                *
           Robert J. Keating, Director.......................    500 (1)            *
           Thomas J. Koval, Controller and Assistant
           Treasurer.........................................     60                *
           Joseph F. Perugino, Vice President................    400                *

The 4.10% Preferred Shares:

                                                                   NUMBER OF 4.10%            PERCENTAGE
                             NAME AND TITLE OF                    PREFERRED SHARES          OF OUTSTANDING
                             BENEFICIAL OWNER                    BENEFICIALLY OWNED     4.10% PREFERRED SHARES
                           --------------------                ---------------------- --------------------------
                               NONE                              N/A                     N/A


The 1966 Preferred Shares:


                                                                   NUMBER OF                PERCENTAGE
                             NAME AND TITLE OF                1966 PREFERRED SHARES        OF OUTSTANDING
                             BENEFICIAL OWNER                   BENEFICIALLY OWNED       1966 PREFERRED SHARES
                          ---------------------              ------------------------- -------------------------
                            NONE                                 N/A                       N/A


--------------
* Less than 1%.

(1) Includes 100 Depositary Preferred Shares owned by Mr. Keating's wife.

N/A Not applicable.


                                                                    SCHEDULE C

                 PURCHASES OF PREFERRED STOCK OF THE COMPANY
            BY THE COMPANY OR ITS AFFILIATES SINCE JANUARY 1, 1994


   The following table sets forth the amount of any purchases of Shares or shares of any other series of preferred stock of the Company (including, without limitation, the 4.10% Preferred Shares, the 1966 Preferred Shares, the 9.50% 1988 Series Cumulative Preferred Shares (the "9.50% Preferred Shares") and the 8.90% Cumulative Preferred Shares (the "8.90% Preferred Shares")) made by the Company and its affiliates (including the Directors of the Company) since January 1, 1994, and the range of prices paid for such shares.

The Shares:


   PURCHASER       DATE OF PURCHASE      NUMBER OF SHARES PURCHASED      PRICE PAID PER SHARE
--------------  --------------------- ------------------------------- -------------------------
None .........           N/A                        N/A                          N/A



The 4.10% Preferred Shares:


   PURCHASER       DATE OF PURCHASE      NUMBER OF SHARES PURCHASED      PRICE PAID PER SHARE
--------------  --------------------- ------------------------------- -------------------------
     None                N/A                        N/A                          N/A



The 1966 Preferred Shares:


   PURCHASER     DATE OF PURCHASE        NUMBER OF SHARES PURCHASED      PRICE PAID PER SHARE
--------------  -----------------    --------------------------------- ------------------------
 The Company    June 15, 1994            800                              $100.00
 The Company    June 15, 1995            800                              $100.00



The 9.50% Preferred Shares:


   PURCHASER     DATE OF PURCHASE        NUMBER OF SHARES PURCHASED       PRICE PAID PER SHARE
--------------  -----------------     -------------------------------- -------------------------
 The Company    May 31, 1994            150,000                          $103.5625



The 8.90% Preferred Shares:


   PURCHASER     DATE OF PURCHASE        NUMBER OF SHARES PURCHASED        PRICE PAID PER SHARE
--------------  ------------------     --------------------------------- ------------------------
 The Company    December 16, 1994        150,000                            $102.97


   N/A Not applicable

   Facsimile copies of the Letter of Transmittal will be accepted from Eligible Institutions. The Letter of Transmittal and certificates for Shares should be sent or delivered by each stockholder of the Company or his or her broker, dealer, bank or trust company to the Depositary at one of its addresses set forth below.

                               The Depositary:

                 CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

         To: Chemical Mellon Shareholder Services, L.L.C., Depositary


By Mail:                        By Facsimile Transmission:         By Hand or Overnight Courier:
Reorganization Department      (For Eligible Institutions Only)    Reorganization Department
P.O. Box 837                   (201) 296-4293                      120 Broadway
Midtown Station                To Confirm Receipt of Facsimile:    13th Floor
New York, NY 10018             (201) 296-4100                      New York, NY 10271


   Any questions or requests for assistance may be directed to the Information Agent at the telephone number and address listed below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal or other tender offer materials may be directed to the Information Agent and such copies will be furnished promptly at the Company's expense. Stockholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                             The Information Agent:

                              D.F. KING & CO., INC.

                                 77 Water Street
                               New York, NY 10005
                                 (800) 714-3313




                               The Dealer Manager:

                             LEGG MASON WOOD WALKER
                                  INCORPORATED

                        7 East Redwood Street, 6th Floor
                               Baltimore, MD 21202
                                 (410) 528-2231

                            LETTER OF TRANSMITTAL
                     TO ACCOMPANY DEPOSITARY PREFERRED SHARES
              EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE
                      OF ITS 9% CUMULATIVE PREFERRED STOCK
                                    OF
                              PG ENERGY INC.
                  TENDERED PURSUANT TO THE OFFER TO PURCHASE
                          DATED MARCH 11, 1996

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE OFFER IS
                                  EXTENDED.

             Chemical Mellon Shareholder Services, L.L.C., Depositary


By Mail:                       By Facsimile Transmission:          By Hand or Overnight Courier:
Reorganization Department      (For Eligible Institutions Only)    Reorganization Department
P.O. Box 837                   (201) 296-4293                      120 Broadway
Midtown Station                To Confirm Receipt of Facsimile:    13th Floor
New York, NY 10018             (201) 296-4100                      New York, NY 10271







                         DESCRIPTION OF SHARES TENDERED

                       SHARES TENDERED
          (ATTACH ADDITIONAL LIST, IF NECESSARY)                     PRINT NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
                   Total Number of Shares      Number of
CERTIFICATE          REPRESENTED BY            SHARES                                (PLEASE FILL IN EXACTLY AS NAME(S)
  NUMBER(S)*          CERTIFICATE(S)*          TENDERED**                                 APPEAR(S) ON CERTIFICATE(S))








 TOTAL SHARES:

 * Need not be completed by stockholders tendering by book-entry transfer.

** Unless otherwise indicated, it will be assumed that all Shares represented by any certificate delivered to the Depositary are being tendered. See Instruction 4.



   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE LETTER OF TRANSMITTAL IS COMPLETED.


   This Letter of Transmittal is to be used if certificates are to be forwarded herewith or if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company ("DTC") or the Philadelphia Depository Trust Company ("PDTC") (hereinafter collectively referred to as the "Book-Entry Transfer Facilities") pursuant to the procedures set forth in Section 6 of the Offer to Purchase (as defined below).

   Stockholders who cannot deliver their Shares and all other documents required hereby to the Depositary by the Expiration Date (as defined in the Offer to Purchase) must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase. See Instruction 2. Delivery of documents to the Company or to a Book-Entry Transfer Facility does not constitute a valid delivery.


             (BOXES BELOW FOR USE BY ELIGIBLE INSTITUTIONS ONLY)


[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT ONE OF THE BOOK-ENTRY TRANSFER FACILITIES AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution _____________________________________________

     Check Applicable Box: [ ] DTC [ ] PDTC

     Account No. _______________________________________________________________

     Transaction Code No. ______________________________________________________

[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
     FOLLOWING:

     Name(s) of Tendering Stockholder(s) _______________________________________

     Date of Execution of Notice of Guaranteed Delivery ________________________

     Name of Institution that Guaranteed Delivery ______________________________

     If delivery is by book-entry transfer:
     Name of Tendering Institution _____________________________________________

     Account No._____________at      [ ] DTC      [ ] PDTC

     Transaction Code No. ______________________________________________________


                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.
             PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), the above-described Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per Share) pursuant to the Company's offer to purchase any and all of its outstanding Shares at a price per Share of $27.00, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

   Subject to, and effective upon, acceptance for payment of and payment for the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after March 16, 1996 (collectively, "Distributions")) and constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares and all Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares and all Distributions, or transfer ownership of such Shares and all Distributions on the account books maintained by any of the Book-Entry Transfer Facilities, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (b) present such Shares and all Distributions for registration and transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and all Distributions, all in accordance with the terms of the Offer.

   The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions and that, when and to the extent the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all Distributions.

   All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 6 of the Offer to Purchase and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that (i) the undersigned has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the tender of such Shares complies with Rule 14e-4. The Company's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

   The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 6 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

   Unless otherwise indicated under "Special Payment Instructions," please issue the check for the Purchase Price of any Shares purchased, and/or return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above). Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the Purchase Price of any Shares purchased and/or any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the Purchase Price of any Shares purchased and/or return any Shares not tendered or not purchased in the name(s) of, and mail said check and/or any certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the "Special Payment Instructions," to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Shares so tendered.

                          SPECIAL PAYMENT INSTRUCTIONS
                         (See Instructions 5, 6 and 7)


   To be completed ONLY if the check for the Purchase Price of Shares purchased and/or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue [ ] check and/or [ ] certificate(s) to:

Name ___________________________________________________________________________

________________________________________________________________________________
                                 (Please Print)


Address ________________________________________________________________________

_______________________________________________________________________________
                               (Include Zip Code)

________________________________________________________________________________
                   (Tax Identification or Social Security No.)





                          SPECIAL DELIVERY INSTRUCTIONS
                          (See Instructions 5, 6 and 7)


   To be completed ONLY if the check for the Purchase Price of Shares purchased and/or the certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

Mail [ ] check and/or [ ] certificate(s) to:

Name ___________________________________________________________________________

________________________________________________________________________________
                                 (Please Print)


Address ________________________________________________________________________

________________________________________________________________________________
                               (Include Zip Code)

                              SOLICITED TENDERS
                             (SEE INSTRUCTION 10)

   The Company will pay to any Soliciting Dealer, as defined in Instruction 10, a solicitation fee of $0.50 per Share for each Share tendered and purchased pursuant to the Offer.

   The undersigned represents that the Soliciting Dealer which solicited and obtained this tender is:

Name of Firm: __________________________________________________________________
                                 (Please Print)


Name of Individual Broker or Financial Consultant: _____________________________


Identification Number (if known): ______________________________________________


Address: _______________________________________________________________________
                               (Include Zip Code)

     The following to be completed ONLY if customer's Shares held in nominee name are tendered.

              Name of Beneficial Owner     Number of Shares Tendered
                    (Attach additional list if necessary)


              _______________________     ___________________________

              _______________________     ___________________________

              _______________________     ___________________________


     The acceptance of compensation by such Soliciting Dealer will constitute a representation by it that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (iii) in soliciting tenders of Shares, it has used no soliciting materials other than those furnished by the Company; and
(iv) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

     The payment of compensation to any Soliciting Dealer is dependent on such Soliciting Dealer's returning a Notice of Solicited Tenders to the Depositary.

                                  SIGN HERE
                 (PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW)



________________________________________________________________________________
                           Signature(s) of Owner(s)


________________________________________________________________________________


Dated: _________________, 1996


Name(s) ________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                 (Please Print)


Capacity (full title) __________________________________________________________


Address ________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                               (Include Zip Code)


Area Code and Telephone No. ____________________________________________________


Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.


                          GUARANTEE OF SIGNATURE(S)
                          (SEE INSTRUCTIONS 1 AND 5)

Name of Firm ___________________________________________________________________


Authorized Signature ___________________________________________________________


Dated: ____________________, 1996

                                 INSTRUCTIONS
            FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

   1. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in one of the Book-Entry Transfer Facilities whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.


     2. DELIVERY OF LETTER OF TRANSMITTAL AND SHARES. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 6 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at one of the Book-Entry Transfer Facilities of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or photocopy thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal on or prior to the Expiration Date (as defined in the Offer to Purchase). Stockholders who cannot deliver their Shares and all other required documents to the Depositary on or prior to the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the Depositary on or prior to the Expiration Date and (c) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at one of the Book-Entry Transfer Facilities of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or photocopy thereof) and any other documents required by this Letter of Transmittal must be received by the Depositary within three business days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 6 of the Offer to Purchase.

   THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF CERTIFICATES FOR SHARES ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.


   No alternative, conditional or contingent tenders will be accepted. By executing this Letter of Transmittal (or a photocopy thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

   3. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.


   4. PARTIAL TENDERS (NOT APPLICABLE TO STOCKHOLDERS WHO TENDER BY BOOK-ENTRY TRANSFER). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered." In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the "Special Payment Instructions" or "Special Delivery Instructions" boxes on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

  5. SIGNATURES ON LETTER OF TRANSMITTAL; STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Shares hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.


   If any of the Shares hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.


   If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

   If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made to, or Shares not tendered or not purchased are to be registered in the name of, any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.
See Instruction 1.

   If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

   If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

   6. STOCK TRANSFER TAXES. The Company will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or Shares not tendered or not purchased are to be registered in the name of, any person other than the registered holder(s), or if tendered Shares are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. See Section 8 of the Offer to Purchase.


   7. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the check for the Purchase Price of any Shares purchased is to be issued in the name of, and/or any Shares not tendered or not purchased are to be returned to, a person other than the person(s) signing this Letter of Transmittal or if the check and/or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to an address other than that shown below the signature of the person(s) signing this Letter of Transmittal, then the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer will have any Shares not accepted for payment returned by crediting the account maintained by such stockholder at the Book-Entry Transfer Facility from which such transfer was made.

   8. SUBSTITUTE FORM W-9 AND FORM W-8. The tendering stockholder is required to provide the Depositary with either a correct Taxpayer Identification Number
("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, or, in the case of certain foreign stockholders, a properly completed Form W-8. Failure to provide the information on either Substitute Form W-9 or Form W-8 may subject the tendering stockholder to 31% federal income tax backup withholding on the payment of the Purchase Price. The box in Part 2 of Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 2 is checked and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 31% on all payments of the Purchase Price thereafter until a TIN is provided to the Depositary.

     9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance may be directed to the Information Agent at the telephone number and address listed below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials may be directed to the Information Agent and such copies will be furnished promptly at the Company's expense. Stockholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.

     10. SOLICITED TENDERS. The Company will pay a solicitation fee of $0.50 per Share for any Shares tendered and accepted for payment and paid for pursuant to the Offer, covered by the Letter of Transmittal which designates, in the box captioned "Solicited Tenders," as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be payable to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary, the Information Agent or the Dealer Manager for purposes of the Offer.

     11. IRREGULARITIES. All questions as to the Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines are not in proper form or the acceptance for payment of or payment for Shares that may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Shares and the Company's interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

                          IMPORTANT TAX INFORMATION


     Under federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary (as payer) with either such stockholder's correct TIN on Substitute Form W-9 below or in the case of certain foreign stockholders, a properly completed Form W-8. If such stockholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the Depositary is not provided with the correct TIN or properly completed Form W-8, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding. The Form W-8 can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

   If federal income tax backup withholding applies, the Depositary is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to federal income tax backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

   To avoid backup withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of his or her correct TIN by completing the Substitute Form W-9 attached hereto certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the stockholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the stockholder that he or she is no longer subject to federal income tax backup withholding. Foreign stockholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign stockholders subject to 30% (or lower treaty rate) withholding on gross payments received pursuant to the Offer.

WHAT NUMBER TO GIVE THE DEPOSITARY

   The stockholder is required to give the Depositary the social security number or employer identification number of the registered owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

   IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH CERTIFICATES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY, OR THE NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY, ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

          PAYER'S NAME: CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.


SUBSTITUTE
FORM W-9
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
PAYER'S REQUEST FOR TAXPAYER
IDENTIFICATION NUMBER (TIN) AND
CERTIFICATION

________________________________________________________________________________

Part 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
--------------------------------------------------------------------------------
NAME
                                 (Please Print)
--------------------------------------------------------------------------------
ADDRESS
--------------------------------------------------------------------------------
CITY                              STATE                              ZIP CODE
--------------------------------------------------------------------------------

________________________________________________________________________________

                          TIN ________________________
                       Social Security Number or Employer
                              Identification Number

                                     Part 2
                                    AWAITING
                                     TIN [ ]

________________________________________________________________________________

Part 3--CERTIFICATION-UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer identification number (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding and (3) all other information provided on this form is true, correct and complete.

SIGNATURE ______________________________________  DATE__________________________

You must cross out item (2) above if you have been notified by the IRS that your are currently subject to backup withholding because of underreporting interest or dividends on your tax return.




NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE
       THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.




             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER


   I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the Purchase Price made to me thereafter will be withheld until I provide a number.

Signature ________________________________________  Date: ________________, 1996

                             The Information Agent:

                              D.F. KING & CO., INC.

                                 77 WATER STREET
                               NEW YORK, NY 10005
                                 (800) 714-3313




                               The Dealer Manager:

                             LEGG MASON WOOD WALKER
                                  INCORPORATED

                        7 EAST REDWOOD STREET, 6TH FLOOR
                               BALTIMORE, MD 21202
                                 (410) 528-2231

                           [PG ENERGY INC. LETTERHEAD]

                                                                March 11, 1996

Dear Stockholder:


   PG Energy Inc., formerly known as Pennsylvania Gas and Water Company, is offering to purchase any and all of its outstanding Depositary Preferred Shares (the "Shares") each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share, at a price of $27.00 per Share.

   All of the Shares that are properly tendered (and are not withdrawn) will, subject to the terms and conditions set forth in the enclosed Offer to Purchase, be purchased at that purchase price, net to the selling stockholder in cash. All other Shares that have been tendered and not purchased will be returned to the stockholder.

   If you do not wish to participate in the offer, you do not need to take any action.


   The offer is explained in detail in the enclosed Offer to Purchase and Letter of Transmittal. If you want to tender your Shares, the instructions on how to do so are also explained in detail in the enclosed materials. I encourage you to read these materials carefully before making any decision with respect to the offer.

   Neither the Company nor its Board of Directors makes any recommendation to any stockholder whether to tender all or any Shares. The Company has been advised that two directors and two executive officers of the Company (each of whom also serves as a director or executive officer of Pennsylvania Enterprises, Inc., the holder of all of the Company's common stock) intend to tender Shares pursuant to the offer and that no other director or executive officer of the Company or any of its affiliates intends to tender Shares pursuant to the offer as no such person owns any Shares.


                                        Sincerely,


                                        /s/ Dean T. Casaday
                                        -------------------------------
                                        Dean T. Casaday
                                        President and Chief Executive Officer

                                PG ENERGY INC.
                        NOTICE OF GUARANTEED DELIVERY
                        OF DEPOSITARY PREFERRED SHARES
              EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE
                     OF ITS 9% CUMULATIVE PREFERRED STOCK

   This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the Depositary Preferred Shares Each Representing a One-Fourth Interest in a Share of its 9% Cumulative Preferred Stock of PG Energy Inc., formerly known as Pennsylvania Gas and Water Company, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 5 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 6 of the Offer to Purchase. THE ELIGIBLE INSTITUTION, WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

         TO: Chemical Mellon Shareholder Services, L.L.C., Depositary


By Mail:                       By Facsimile Transmission:          By Hand or Overnight Courier:
Reorganization Department      (For Eligible Institutions Only)    Reorganization Department
P.O. Box 837                   (201) 296-4293                      120 Broadway
Midtown Station                To Confirm Receipt of Facsimile:    13th Floor
New York, NY 10018             (201) 296-4100                      New York, NY 10271


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per share), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase.






Number of Shares:

__________________________________         _____________________________________
Certificates Nos.: (if available)                        Signature(s)


__________________________________         _____________________________________
                                                   Name(s) (Please Print)

__________________________________         _____________________________________
If Shares will be tendered by                           Address
book-entry transfer:
Name of Tendering Institution:


__________________________________         _____________________________________


Account No._______  at (check one)         _____________________________________
                                               Area Code and Telephone Number

[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company

              GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)


   The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three business days after the date hereof.




__________________________________         _____________________________________
           Name of Firm                            Authorized Signature

__________________________________         _____________________________________
           Address                                        Name

__________________________________         _____________________________________
    City, State, Zip Code                                Title

__________________________________
  Area Code and Telephone Number



Dated: _____________________, 1996




                DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                  YOUR STOCK CERTIFICATES MUST BE SENT WITH
                          THE LETTER OF TRANSMITTAL.

                            LEGG MASON WOOD WALKER
                                INCORPORATED
                       7 EAST REDWOOD STREET, 6TH FLOOR
                             BALTIMORE, MD 21202
                                PG ENERGY INC.
                          OFFER TO PURCHASE FOR CASH
          ANY AND ALL OF ITS OUTSTANDING DEPOSITARY PREFERRED SHARES
              EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE
                     OF ITS 9% CUMULATIVE PREFERRED STOCK


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE OFFER IS
                                  EXTENDED.

                                                                March 11, 1996

To Brokers, Dealers, Commercial
 Banks, Trust Companies and
 Other Nominees:


   In our capacity as Dealer Manager (the "Dealer Manager"), we are enclosing the material listed below relating to the offer of PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), to purchase any and all of its outstanding Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per Share), at $27.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer").

   The Purchase Price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares not purchased will be returned.

   THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. The Offer is, however, subject to other conditions. See Section 9 of the Offer to Purchase.

   We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible.

     The Company will pay a solicitation fee of $0.50 per Share for any Shares tendered and accepted for payment pursuant to the Offer covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be payable to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary (as defined below), the Dealer Manager or the Information Agent for purposes of the Offer.

   The Company will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

   In order for a Soliciting Dealer to receive a solicitation fee, Chemical Mellon Shareholder Services, L.L.C., as Depositary (the "Depositary") must have received from such Soliciting Dealer a properly completed and duly executed Notice of Solicited Tenders in the form attached hereto (or facsimile thereof) within five business days after the expiration of the Offer.

   For your information and for forwarding to your clients, we are enclosing the following documents:

      1. The Offer to Purchase, dated March 11, 1996.

      2. The Letter of Transmittal for your use and for the information of your clients.

      3. A letter to stockholders of the Company from the President and Chief Executive Officer of the Company.

      4. The Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase).

      5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

      6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

      7. A return envelope addressed to the Depositary.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE OFFER IS EXTENDED.

   NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT TWO DIRECTORS AND TWO EXECUTIVE OFFICERS OF THE COMPANY (EACH OF WHOM ALSO SERVES AS A DIRECTOR OR EXECUTIVE OFFICER OF PENNSYLVANIA ENTERPRISES, INC., THE HOLDER OF ALL OF THE COMPANY'S COMMON STOCK) INTEND TO TENDER SHARES PURSUANT TO THE OFFER AND THAT NO OTHER DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES PURSUANT TO THE OFFER AS NO SUCH PERSON OWNS ANY SHARES.

   Any questions or requests for assistance or additional copies of the enclosed materials may be directed to D.F. King & Co., Inc., the Information Agent, at the address and telephone number set forth on the back cover of the enclosed Offer to Purchase.


                                                  Very truly yours,

                                            LEGG MASON WOOD WALKER, INCORPORATED

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                         NOTICE OF SOLICITED TENDERS

   List below the number of Shares tendered by each beneficial owner whose tender you have solicited. All Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY DEPOSITARY."

   ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE DEPOSITARY. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT.



                        TO BE COMPLETED BY         TO BE COMPLETED ONLY     TO BE COMPLETED ONLY
                      THE SOLICITING DEALER             BY DEPOSITARY            BY DEPOSITARY
                      ---------------------        --------------------     --------------------
                         Number of Shares             Number of Shares               Fee
Beneficial Owners          Tendered                      Accepted             ($0.50 per Share)
-----------------          --------                      --------             -----------------

Beneficial Owner
No. 1

Beneficial Owner
No. 2

Beneficial Owner
No. 3

Beneficial Owner
No. 4

Beneficial Owner
No. 5

Beneficial Owner
No. 6

Beneficial Owner
No. 7

Beneficial Owner
No. 8

Beneficial Owner
No. 9

Beneficial Owner
No. 10

 Total



   All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (iii) in soliciting tenders of Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.




-----------------------------                  ---------------------------------
Printed Firm Name                              Address



-----------------------------                  ---------------------------------
Authorized Signature                           Area Code and Telephone Number

                                PG ENERGY INC.
                          OFFER TO PURCHASE FOR CASH
          ANY AND ALL OF ITS OUTSTANDING DEPOSITARY PREFERRED SHARES
              EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE
                     OF ITS 9% CUMULATIVE PREFERRED STOCK


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE OFFER IS
                                  EXTENDED.

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), to purchase any and all of its outstanding Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per Share), at $27.00 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

   WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

   Your attention is invited to the following:

      (1) You may tender Shares as indicated in the attached instruction form, at a price of $27.00 per Share, net to you in cash.

      (2) The Offer is for any and all outstanding Shares of the Company.

      (3) The Offer is not conditioned upon any minimum number of Shares being tendered.

      (4) The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, April 8, 1996, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after May 3, 1996, if they have not been accepted for payment.

      (5) Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT TWO DIRECTORS AND TWO EXECUTIVE OFFICERS OF THE COMPANY (EACH OF WHOM ALSO SERVES AS A DIRECTOR OR EXECUTIVE OFFICER OF PENNSYLVANIA ENTERPRISES, INC., THE HOLDER OF ALL OF THE COMPANY'S COMMON STOCK) INTEND TO TENDER SHARES PURSUANT TO THE OFFER AND THAT NO OTHER DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES PURSUANT TO THE OFFER AS NO SUCH PERSON OWNS ANY SHARES.

   If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date (as defined in the Offer to Purchase) of the Offer.

   The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Legg Mason Wood Walker, Incorporated, as the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                 INSTRUCTIONS
                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
          ANY AND ALL OF ITS OUTSTANDING DEPOSITARY PREFERRED SHARES
              EACH REPRESENTING A ONE-FOURTH INTEREST IN A SHARE
                     OF ITS 9% CUMULATIVE PREFERRED STOCK
                                      OF
                                PG ENERGY INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 11, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), to purchase any and all of its outstanding Depositary Preferred Shares (the "Shares"), each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, par value $100.00 per share, liquidation preference $100.00 per share (equivalent to $25.00 per Share), at $27.00 per Share, net to the undersigned in cash, upon the terms and subject to the conditions of the Offer.


   This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

Number of Shares to be Tendered:               SIGN HERE



____________________________Shares*

Dated:_______________________, 1996           --------------------------------
                                               Signature(s)



-----------------------------                 ---------------------------------
Printed Firm Name                              Name


                                              --------------------------------
                                               Address


                                              ---------------------------------
                                               Social Security or Taypayer ID#

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

================================================================================

This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. The Offer is made solely by the Offer to Purchase dated March 11, 1996 and the Letter of Transmittal which are applicable to the Shares tendered. Capitalized terms not defined in this announcement have the respective meanings ascribed to such terms in the Offer to Purchase. The Company is not aware of any jurisdiction in which the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Legg Mason Wood Walker, Incorporated as Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                   NOTICE BY

                                 PG ENERGY INC.

                                    FORMERLY

                       PENNSYLVANIA GAS AND WATER COMPANY

                              TO PURCHASE FOR CASH
                    ANY AND ALL OF THE OUTSTANDING SHARES OF
                  THE FOLLOWING SERIES OF ITS PREFERRED STOCK

Title of Series of Preferred          Outstanding Shares     Purchase Price (per Share)        Trading Symbol
----------------------------          ------------------     --------------------------        --------------
9% Depositary Preferred Shares            1,000,000                  $27.00                        PGWCZ
4.10% Cumulative Preferred Stock           100,000                   $50.00                        PGWCP


     PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the "Company"), invites the holders of each series of preferred stock described above (each a "Series of Preferred") to tender any or all of their shares of a Series of Preferred (the "Shares") to the Company for purchase at the purchase price set forth above for the Series of Preferred tendered, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 11, 1996 (the "Offer to Purchase") and in the Letter of Transmittal for the Shares tendered (the "Letter of Transmittal"). As to each Series of Preferred, the Offer to Purchase, together with the applicable Letter of Transmittal, constitutes the "Offer".

The Offer is not conditioned upon any minimum number of Shares being tendered.

     THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

--------------------------------------------------------------------------------
     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

     Such time and date, or the latest time and date as to which the Offer is extended with respect to either Series of Preferred, is referred to herein as the "Expiration Date." The Company will give oral or written notice of any extension to the Depositary and make a public announcement thereof.

     THE OFFER FOR A SERIES OF PREFERRED IS INDEPENDENT OF THE OFFER FOR THE OTHER SERIES OF PREFERRED.

     Neither the Company nor any of its directors or executive officers makes any recommendation to stockholders as to whether to tender all or any Shares. Each stockholder must make his or her own decision as to whether to tender Shares and, if so, how many Shares to tender.

     The Offer is one of the recapitalizations being undertaken in connection with the sale on February 16, 1996, by the Company of its regulated water operations and certain related assets. The Company believes that the Offer and the other recapitalizations will have a positive effect on the Company's financial and capital ratios and credit rating. In addition, the repurchase of Shares pursuant to the Offer will adjust the Company's capital structure to a level more appropriate to the size and nature of its operations after the sale of the water operations. Finally, the Offer will enable the Company to reduce its dividend requirements and annual administrative expenses in connection with servicing the accounts of holders of the Shares. The Offer will afford to stockholders who are considering the sale of all or a portion of their Shares the opportunity to sell Shares without the usual transaction costs associated with open-market sales. The Company believes the Offer is fair to holders of Shares.

     The Company's purchase of Shares pursuant to the Offer will reduce the number of holders of Shares and the number of Shares that might otherwise trade publicly, and depending upon the number of Shares so purchased, could adversely affect the liquidity and market value of the remaining Shares held by the public. In addition, there is currently no established trading market for the shares of 4.10% Cumulative Preferred Stock, excluding limited and sporadic quotations.

     The Company also expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof.

     The Company will pay to a Soliciting Dealer (as defined in the Offer to Purchase) a solicitation fee of $0.50 per Share for any Shares tendered and accepted for payment and paid for pursuant to the Offer, subject to certain conditions.

     Tenders of Shares of a Series of Preferred made pursuant to the Offer may be withdrawn at any time prior to the applicable Expiration Date with respect to such Series of Preferred. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 3, 1996, unless theretofore accepted for payment as provided in the Offer to Purchase. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase and must specify the name of the person who tendered the Shares to be withdrawn and the number of Shares of each Series of Preferred to be withdrawn. If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution) must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering stockholder) and the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn Shares. Withdrawals may not be rescinded, and Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by again following one of the procedures described in the Offer to Purchase at any time prior to the applicable Expiration Date.

     THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ BEFORE STOCKHOLDERS DECIDE WHETHER TO ACCEPT OR REJECT THE OFFER.

     These materials are being mailed to record holders of Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Company's stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

     THE INFORMATION REQUIRED TO BE DISCLOSED BY RULE 13E-4(D)(1) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS CONTAINED IN THE OFFER TO PURCHASE AND IS INCORPORATED IN THIS NOTICE BY REFERENCE.

     EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL FOR A PARTICULAR SERIES OR A NOTICE OF GUARANTEED DELIVERY MAY BE USED TO TENDER SHARES OF SUCH SERIES.

     Any questions or requests for assistance may be directed to the Information Agent at the telephone number and address listed below. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal or other tender offer materials may be directed to the Information Agent and such copies will be furnished promptly at the Company's expense. Stockholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                             The Information Agent:

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005
                                 (800) 714-3313

                              The Dealer Manager:
                             LEGG MASON WOOD WALKER
                                  Incorporated
                        7 East Redwood Street, 6th Floor
                              Baltimore, MD 21202

March 11, 1996

================================================================================

FROM: ROBERT J. LOPATTO
RELEASE: UPON RECEIPT
PHONE: 717/829-8814

         PG ENERGY INC. (FORMERLY PENNSYLVANIA GAS AND WATER COMPANY)
                TO REPURCHASE ITS DEPOSITARY PREFERRED SHARES
                      AND 4.10% CUMULATIVE PREFERRED STOCK

   WILKES-BARRE, PA, March 11, 1996 -- PG Energy Inc., a Pennsylvania corporation (formerly Pennsylvania Gas and Water Company), announced today that it has commenced an offer to purchase any and all of its outstanding Depositary Preferred Shares, each representing a one-fourth interest in a share of its 9% Cumulative Preferred Stock, at a price of $27.00 per share, net to the seller in cash, and any and all of its outstanding shares of 4.10% Cumulative Preferred Stock at a price of $50.00 per share, net to the seller in cash. The offer begins today, March 11, 1996, and is subject to the terms and conditions described in the offering materials, which are being mailed to record holders of shares.

   The offer is one of the recapitalizations being undertaken in connection with the sale on February 16, 1996, by the Company of its regulated water operations and certain related assets. The Company believes that the offer and the other recapitalizations will have a positive effect on the Company's financial and capital ratios and credit rating. In addition, the repurchases of shares pursuant to the offer will adjust the Company's capital structure to a level more appropriate to the size and nature of its operations after the sale of the water operations. Finally, the offer will enable the Company to reduce its dividend requirements and annual administrative expenses in connection with servicing the accounts of holders of these shares. The offer will afford to stockholders the opportunity to sell shares without the usual transaction costs associated with open-market sales.

   The offer will expire at 5:00 p.m., New York City time, on Monday, April 8, 1996, unless extended. The offer is not conditioned upon any minimum number of shares being tendered.

   The Dealer Manager for the offer is Legg Mason Wood Walker, Incorporated. D.F. King & Co., Inc. is serving as the Information Agent.

   PG Energy provides natural gas to approximately 142,000 customers in ten counties in northeastern Pennsylvania.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To PG Energy Inc.:

We have audited the accompanying balance sheets and statements of capitalization of PG Energy Inc. ("PGE"), formerly known as Pennsylvania Gas and Water Company (a Pennsylvania corporation and a wholly-owned subsidiary of Pennsylvania Enterprises, Inc.) as of December 31, 1995 and 1994, and the related statements of income, common shareholder's investment, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of PGE's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PG Energy Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.





                                                 ARTHUR ANDERSEN LLP


New York, N.Y.
February 23, 1996

                                PG ENERGY INC.

                                BALANCE SHEETS


                                                              December 31,
                                                          1995*         1994*

                                                        (Thousands of Dollars)
ASSETS
UTILITY PLANT:
  At original cost, less acquisition
    adjustments of $386,000                             $295,895      $284,080
  Accumulated depreciation                               (76,882)      (74,408)
                                                         219,013       209,672

OTHER PROPERTY AND INVESTMENTS                             5,089         2,872

CURRENT ASSETS:
  Cash                                                       328           304
  Accounts receivable -
    Customers                                             18,189        15,676
    Others                                                   815         1,474
    Reserve for uncollectible accounts                      (781)         (921)
  Accrued utility revenues                                10,319         9,004
  Materials and supplies, at average cost                  2,609         2,743
  Gas held by suppliers, at average cost                  15,140        20,025
  Natural gas transition costs collectible                 4,612         4,708
  Deferred cost of gas and supplier refunds, net               -         3,767
  Prepaid expenses and other                               3,281         1,470
                                                          54,512        58,250


DEFERRED CHARGES:
  Regulatory assets
    Deferred taxes collectible                            30,015        31,696
    Natural gas transition costs collectible                 497         4,099
    Other                                                  2,516         3,131
  Unamortized debt expense                                 1,340         1,867
  Other                                                        -         3,552
                                                          34,368        44,345





NET ASSETS OF DISCONTINUED OPERATIONS                    204,250       203,196




TOTAL ASSETS                                            $517,232      $518,335


* See Note 2 regarding discontinued operations and restatement of financial statements.

The accompanying notes are an integral part of the financial statements.

                                   PG ENERGY INC.

                                   BALANCE SHEETS

                                                             December 31,
                                                         1995*         1994*
                                                        (Thousands of Dollars)
CAPITALIZATION AND LIABILITIES
CAPITALIZATION (see accompanying statements):
  Common shareholder's investment (Notes 5 and 8)       $208,356      $216,032
  Preferred stock of PGE (Note 6) -
    Not subject to mandatory redemption, net              33,615        33,615
    Subject to mandatory redemption                        1,680         1,760
  Long-term debt (Note 7)                                 55,000       170,825
                                                         298,651       422,232

CURRENT LIABILITIES:
  Current portion of long-term debt and
    preferred stock subject to mandatory
    redemption (Notes 6, 7 and 9)                        115,881         3,290
  Note payable (Note 9)                                   10,000             -
  Accounts payable -
    Suppliers                                             17,781        16,762
    Affiliates, net                                          826           788
  Deferred cost of gas and supplier refunds, net             434             -
  Accrued general business and realty taxes                1,542         3,381
  Accrued income taxes                                       516         3,185
  Accrued interest                                         2,062         2,713
  Accrued natural gas transition costs (Note 3)            2,278         2,356
  Other                                                    3,162         2,395
                                                         154,482        34,870


DEFERRED CREDITS:
  Deferred income taxes                                   48,848        46,627
  Accrued natural gas transition costs (Note 3)            1,144         3,250
  Unamortized investment tax credits                       4,938         5,110
  Operating reserves                                       3,709         2,383
  Other                                                    5,460         3,863
                                                          64,099        61,233

COMMITMENTS AND CONTINGENCIES (Notes 11 and 12)

TOTAL CAPITALIZATION AND LIABILITIES                    $517,232      $518,335



* See Note 2 regarding discontinued operations and restatement of financial statements.



The accompanying notes are an integral part of the financial statements.

                                  PG ENERGY INC.

                               STATEMENTS OF INCOME

                                                      Year Ended December 31,
                                                   1995*       1994*       1993*
                                                       (Thousands of Dollars)

OPERATING REVENUES                               $ 152,756   $ 167,992   $ 153,325
  Cost of gas                                       84,372      98,653      86,557
OPERATING MARGIN                                    68,384      69,339      66,768

OTHER OPERATING EXPENSES:
  Operation                                         22,438      22,652      21,797
  Maintenance                                        4,967       4,436       3,695
  Depreciation                                       6,971       6,667       6,388
  Income taxes                                       5,168       5,649       6,041
  Taxes other than income taxes                      9,918      10,807      10,055
      Total other operating expenses                49,462      50,211      47,976

OPERATING INCOME                                    18,922      19,128      18,792

OTHER INCOME (DEDUCTIONS), NET (Note 4)                301          72        (585)

INCOME BEFORE INTEREST CHARGES                      19,223      19,200      18,207

INTEREST CHARGES:
  Interest on long-term debt                         9,304       8,914       8,615
  Other interest                                     1,543       1,005       1,247
  Allowance for borrowed funds used
    during construction                                (94)        (21)        (47)
      Total interest charges                        10,753       9,898       9,815

INCOME FROM CONTINUING OPERATIONS                    8,470       9,302       8,392

DISCONTINUED OPERATIONS (Note 2):
  Income from discontinued operations                2,127      10,504       7,909
  Estimated loss on disposal of discontinued
    operations, net of anticipated income
    during the phase-out period of $7,409,000
    (net of related income taxes of $4,800,000)     (5,961)          -           -
  Income (loss) with respect to discontinued
    operations                                      (3,834)     10,504       7,909

NET INCOME                                           4,636      19,806      16,301

DIVIDENDS ON PREFERRED STOCK                         2,763       4,639       6,462

EARNINGS APPLICABLE TO COMMON STOCK              $   1,873   $  15,167   $   9,839

COMMON STOCK:
  Earnings (loss) per share of common stock:
    Continuing operations                        $    1.02   $     .90   $     .46
    Discontinued operations                           (.69)       2.02        1.90
    Income before premium on redemption of
      preferred stock                                  .33        2.92        2.36
    Premium on redemption of preferred stock             -        (.19)          -
  Earnings per share of common stock             $     .33   $    2.73   $    2.36





WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING    5,569,765   5,189,108   4,176,087


* See Note 2 regarding discontinued operations and restatement of financial statements.




The accompanying notes are an integral part of the financial statements.

                                   PG ENERGY INC.

                              STATEMENTS OF CASH FLOWS

                                                        Year Ended December 31,
                                                     1995*      1994*      1993*
                                                        (Thousands of Dollars)
CASH FLOW FROM OPERATING ACTIVITIES:
  Income from continuing operations                 $  8,470   $  9,302   $  8,392
  Effects of noncash charges to income -
    Depreciation                                       7,018      6,693      6,413
    Deferred income taxes, net                          (265)       725     (2,492)
    Provisions for self insurance                      2,652      1,030      1,510
    Other, net                                         5,190      2,755      2,185
  Changes in working capital, exclusive of cash
   and current portion of long-term debt -
    Receivables and accrued utility revenues          (3,309)     1,546     (1,495)
    Gas held by suppliers                              4,885      6,625     (5,038)
    Accounts payable                                     839     (5,609)      (515)
    Deferred cost of gas and supplier refunds, net     5,715      5,784    (13,307)
    Other current assets and liabilities, net         (6,622)      (658)     1,293
  Other operating items, net                           2,675     (4,020)    (3,988)
      Net cash provided (used) by continuing
        operations                                    27,248     24,173     (7,042)
  Net cash provided (used) by discontinued
    operations                                         3,764        552       (837)
      Net cash provided (used) by operating
        activities                                    31,012     24,725     (7,879)

CASH FLOW FROM INVESTING ACTIVITIES:
  Additions to utility plant                         (20,615)   (16,960)   (14,011)
  Other, net                                          (4,934)     1,098        201
      Net cash used for investing activities         (25,549)   (15,862)   (13,810)

CASH FLOW FROM FINANCING ACTIVITIES:
  Issuance of common stock                             5,720     23,439     32,366
  Redemption of preferred stock                          (80)   (30,080)   (10,080)
  Dividends on common and preferred stock            (18,032)   (14,244)   (18,398)
  Issuance of long-term debt                          50,000     30,000     19,000
  Repayment of long-term debt                        (53,535)   (31,055)   (30,678)
  Repayment of note payable to parent                      -     (3,680)         -
  Net increase in bank borrowings                     10,519     15,370     32,247
  Other, net                                             (31)    (1,023)      (624)
      Net cash provided (used) for financing
        activities                                    (5,439)   (11,273)    23,833

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                             24     (2,410)     2,144
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR           304      2,714        570
CASH AND CASH EQUIVALENTS AT END OF YEAR            $    328   $    304   $  2,714

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest (net of amount capitalized)            $ 23,802   $ 21,001   $ 21,092
    Income taxes                                    $  8,694   $  7,353   $  6,790

* See Note 2 regarding discontinued operations and restatement of financial statements.


The accompanying notes are an integral part of the financial statements.


                                     PG ENERGY INC.

                              STATEMENTS OF CAPITALIZATION

                                                          December 31,
                                                   1995*               1994*
                                                    (Thousands of Dollars)
COMMON SHAREHOLDER'S INVESTMENT (Notes 5 and 8):
  Common stock, no par value
    (stated value $10 per share)
    Authorized - 15,000,000 shares
    Outstanding - 5,602,480 shares and
      5,456,665 shares, respectively             $  56,025           $  54,567
  Additional paid-in capital                        94,463              90,201
  Retained earnings                                 57,868              71,264
     Total common shareholders' investment         208,356    69.8%    216,032   51.2%

PREFERRED STOCK of PGE, par value $100 per share
  Authorized - 997,500 shares (Note 6):
    Not subject to mandatory redemption, net -
      4.10% cumulative preferred,
        100,000 shares issued                       10,000              10,000
      9% cumulative preferred,
        250,000 shares outstanding, net of
        issuance costs                              23,615              23,615
    Total preferred stock not subject to
        mandatory redemption, net                   33,615    11.2%     33,615    8.0%
    Subject to mandatory redemption -
      5.75% cumulative preferred, 17,600 and
        18,400 shares outstanding, respectively      1,760               1,840
      Less current redemption requirements             (80)                (80)

    Total preferred stock subject to
        mandatory redemption                         1,680     0.6%      1,760    0.4%

LONG-TERM DEBT (Note 7):
  First mortgage bonds                              55,000             108,535
  Notes                                            115,801              65,500
  Less current maturities and sinking
    fund requirements                             (115,801)             (3,210)
     Total long-term debt                           55,000    18.4%    170,825   40.4%

TOTAL CAPITALIZATION                             $ 298,651   100.0%  $ 422,232  100.0%



* See Note 2 regarding discontinued operations and restatement of financial statements.

The accompanying notes are an integral part of the financial statements.

                                     PG ENERGY INC.

                      STATEMENTS OF COMMON SHAREHOLDER'S INVESTMENT

                  FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                             Additional
                                     Common   Paid-In      Retained
                                     Stock    Capital      Earnings      Total
                                             (Thousands of Dollars)

Balance at December 31, 1992        $40,187  $   48,776    $ 69,135    $158,098

Net income for 1993                       -           -      16,301      16,301
Issuance of common stock              8,500      23,866           -      32,366
Premium on redemption of
  preferred stock                         -           -        (356)       (356)
Dividends on:
  Preferred stock (Note 6)                -           -      (6,462)     (6,462)
  Common stock ($2.8225 per share)        -           -     (11,936)    (11,936)

Balance at December 31, 1993         48,687      72,642      66,682     188,011

Net income for 1994                       -           -      19,806      19,806
Issuance of common stock              5,880      17,559           -      23,439
Premium on redemption of preferred
  stock                                   -           -        (980)       (980)
Dividends on:
  Preferred stock (Note 6)                -           -      (4,639)     (4,639)
  Common stock ($1.81 per share)          -           -      (9,605)     (9,605)

Balance at December 31, 1994         54,567      90,201      71,264     216,032

Net income for 1995                       -           -       4,636       4,636
Issuance of common stock              1,458       4,262           -       5,720
Dividends on:
  Preferred stock (Note 6)                -           -      (2,763)     (2,763)
  Common stock ($2.7425 per share)        -           -     (15,269)    (15,269)

Balance at December 31, 1995        $56,025  $   94,463    $ 57,868    $208,356
















The accompanying notes are an integral part of the financial statements.

                                PG ENERGY INC.

                         NOTES TO FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of the Business. PG Energy Inc. ("PGE"), formerly known as Pennsylvania Gas and Water Company, a wholly-owned subsidiary of Pennsylvania Enterprises, Inc. ("PEI"), is a regulated public utility subject to the jurisdiction of the Pennsylvania Public Utility Commission ("PPUC") for rate and accounting purposes. PGE distributes natural gas to a ten-county area in northeastern Pennsylvania, a territory that includes 116 municipalities, in addition to the cities of Scranton, Wilkes-Barre and Williamsport. The financial statements of PGE have been prepared in accordance with generally accepted accounting principles, including the provisions of Financial Accounting Standards Board ("FASB") Statement 71, "Accounting for the Effects of Certain Types of Regulation," which give recognition to the rate and accounting practices of regulatory agencies such as the PPUC.

    Use of Accounting Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates involve judgments with respect to, among other things, various future economic factors which are difficult to predict and are beyond the control of PEI. Therefore, actual amounts could differ from these estimates.

    Utility Plant and Depreciation.    Utility  plant  is  stated at cost, which
represents the original cost of construction, including payroll, administrative and general costs, and an allowance for funds used during construction.

    The allowance for funds used during construction ("AFUDC") is defined as the net cost during the period of construction of borrowed funds used and a reasonable rate upon other funds when so used. Such allowance is charged to utility plant and reported as a reduction of interest expense (with respect to the cost of borrowed funds) in the accompanying statements of income. AFUDC varies according to changes in the level of construction work in progress and in the sources and costs of capital. The weighted average rate for such allowance was approximately 8% in 1995, 7% in 1994 and 8% in 1993.

    PGE provides for depreciation on a straight-line basis. Exclusive of transportation and work equipment, the annual provision for depreciation, as related to the average depreciable original cost of utility plant, was 2.75% in 1995, 2.77% in 1994 and 2.81% in 1993, respectively.

    When depreciable property is retired, the original cost of such property is removed from the utility plant accounts and is charged, together with the cost of removal less salvage, to accumulated depreciation. No gain or loss is recognized in connection with retirements of depreciable property, other than in the case of significant involuntary conversions or extraordinary retirements.

    Revenues and Cost of Gas. PGE bills its customers monthly based on estimated or actual meter readings on cycles that extend throughout the month. The estimated unbilled amounts from the most recent meter reading dates through the end of the period being reported on are recorded as accrued revenues.

    PGE generally passes on to its customers increases or decreases in gas costs from those reflected in its tariff charges. In accordance with this procedure, PGE defers any current under or over-recoveries of gas costs and collects or refunds such amounts in subsequent periods.

    Deferred Charges (Regulatory Assets). PGE generally accounts for and reports its costs in accordance with the economic effect of rate actions by the PPUC. To this extent, certain costs are recorded as deferred charges pending their recovery in rates. These amounts relate to previously-issued orders of the PPUC and are of a nature which, in the opinion of PEI, will be recoverable in future rates, based on such rate orders. In addition to deferred taxes collectible, which represent the probable future rate recovery of the previously unrecorded deferred taxes primarily relating to certain temporary differences in the basis of utility plant not previously recorded because of the regulatory rate practices of the PPUC, and natural gas transition costs collectible, the following deferred charges are included as "Other" regulatory assets:

                                                   1995              1994

    Early retirement plan charges                $   710           $   756
    Low income usage reduction program               429               441
    Computer software costs                          415             1,006
    Corrosion control costs                          341               489
    Customer assistance program                      109                 5
    Other                                            512               434

      Total                                      $ 2,516           $ 3,131

    PGE also records, as deferred charges, the direct financing costs incurred in connection with the issuance of long-term debt and redeemable preferred stock and equitably amortizes such amounts over the life of such securities.

    Cash and Cash Equivalents. For the purposes of the statements of cash flows, PGE considers all highly liquid debt instruments purchased, which generally have a maturity of three months or less, to be cash equivalents. Such instruments are carried at cost, which approximates market value.

    Income Taxes. PGE provides for deferred taxes in accordance with the provisions of FASB Statement 109. The components of PGE's net deferred income tax liability relative to continuing operations as of December 31, 1995 and 1994, are shown below:

                                                   1995              1994
                                                   (Thousands of Dollars)

    Utility plant basis differences              $51,822           $49,638
    FERC Order 636 transition costs                  700             1,371
    Alternative minimum tax                       (1,947)           (2,213)
    Operating reserves                            (1,300)           (1,020)
    Other                                           (427)           (1,149)

        Net deferred income tax liability        $48,848           $46,627

    The provision for income taxes relative to continuing operations consists of the following components:

                                                  1995       1994       1993
                                                    (Thousands of Dollars)

    Included in operating expenses:
      Currently payable -
        Federal                                  $ 4,457    $ 3,013    $ 5,641
        State                                      1,169      1,128      2,021
          Total currently payable                  5,626      4,141      7,662
      Deferred, net -
        Federal                                      198      1,785       (515)
        State                                       (463)      (105)      (934)
          Total deferred, net                       (265)     1,680     (1,449)
      Amortization of investment tax credits        (193)      (172)      (172)
          Total included in operating expenses     5,168      5,649      6,041

    Included in other income, net:
      Currently payable -
        Federal                                      135        213        (44)
        State                                         43         85        (28)
          Total currently payable                    178        298        (72)
      Deferred, net -
        Federal                                        -         (5)        (6)
        State                                          -          -          -
          Total deferred, net                          -         (5)        (6)
          Total included in other income, net        178        293        (78)

          Total provision for income taxes       $ 5,346    $ 5,942    $ 5,963

    The components of deferred income taxes relative to continuing operations, which are recorded consistent with the treatment allowed by the PPUC for ratemaking purposes, are as follows:

                                                  1995       1994       1993
                                                    (Thousands of Dollars)

    Excess of tax depreciation over
      depreciation for accounting purposes       $ 1,587    $ 1,197    $ 1,023
    FERC Order 636 transition costs                 (670)     1,371          -
    Take-or-pay costs, net                          (281)      (652)    (1,126)
    Other, net                                      (901)      (241)    (1,352)

        Total deferred taxes, net                $  (265)   $ 1,675    $(1,455)

    Included in:
      Operating expenses                         $  (265)   $ 1,680    $(1,449)
      Other income, net                                -         (5)        (6)

        Total deferred taxes, net                $  (265)   $ 1,675    $(1,455)

    The total provision for income taxes relative to continuing operations shown in the accompanying statements of income differs from the amount which would be computed by applying the statutory federal income tax rate to income before income taxes. The following table summarizes the major reasons for this difference:

                                                   1995       1994       1993
                                                    (Thousands of Dollars)

    Income before income taxes                   $13,816    $15,293    $14,428
    Tax expense at statutory federal
      income tax rate                            $ 4,836    $ 5,353    $ 5,050
    Increases (reductions) in taxes
      resulting from -
        State income taxes, net of
          federal income tax benefit                 487        879        878
        Amortization of investment tax
          credits                                   (193)      (172)      (172)
        Other, net                                   216       (118)       207

      Total provision for income taxes           $ 5,346    $ 5,942    $ 5,963

    Long Lived Assets. In March 1995, FASB Statement 121, "Accounting for the Impairment of Long-Lived Assets", was issued. The provisions of this statement, which are effective for fiscal years beginning after September 15, 1995, require that long-lived assets, identifiable intangibles, capital leases and goodwill be reviewed for impairment whenever events occur or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In addition, FASB Statement 121 requires that regulatory assets meet the recovery criteria of FASB Statement 71, "Accounting for Effects of Certain Types of Regulation", on an ongoing basis in order to avoid a writedown. The implementation of FASB Statement 121 in 1996 is not expected to have any significant impact on PGE since the carrying amount of all assets, including regulatory assets, is considered recoverable.

(2)  DISCONTINUED OPERATIONS

    On April 26, 1995, PEI and PGE signed a definitive agreement (the "Agreement") with American Water Works Company, Inc. ("American") and Pennsylvania-American Water Company ("Pennsylvania-American"), a wholly-owned subsidiary of American, providing for the sale to Pennsylvania-American of substantially all of the assets, properties and rights of PGE's water utility operations.

    Under the terms of the Agreement, Pennsylvania-American paid approximately $413.5 million consisting of $266.4 million in cash and the assumption of $147.1 million of PGE's liabilities, including $141.1 million of its long-term debt, to PGE on the February 16, 1996, closing date for the transaction. This price is subject to certain post-closing adjustments. PGE continued to operate the water utility business until the closing date.

    The sale price reflects a $6.5 million premium over the book value of the assets sold. However, after transaction costs and the net effect of other items, principally the write-off of certain deferred regulatory assets and deferred credits and the impact of pension and other postretirement benefit expenses relative to the early retirement plan (see Note 10 of the Notes to Financial Statements), the sale resulted in an estimated after tax loss of $6.0 million, net of the expected income from the water operations during the phase-out period (which for financial reporting purposes was April 1, 1995, through February 15, 1996). The sale involved a gain for income tax purposes, primarily because of the accelerated depreciation that had been claimed by PGE with respect to the water utility plant that was sold. It is estimated that the income taxes payable on the sale, for which deferred income taxes had previously been provided, will be approximately $56.7 million.

    The net cash proceeds from the sale of approximately $209.1 million, net of the estimated $56.7 million payable for income taxes, are being used by PEI and PGE to retire debt, to repurchase stock and for working capital for their continuing operations. With the sale of PGE's water utility operations, the principal assets of PGE consist of its gas utility operations and approximately 46,000 acres of land.

    The accompanying financial statements reflect PGE's water utility operations as "discontinued operations" effective March 31, 1995. Interest charges relating to indebtedness of PGE have been allocated to the discontinued operations based on the relationship of the gross water utility plant that was sold to the total of PGE's gross gas and water utility plant. This is the same method as was utilized by PGE and the PPUC in establishing the revenue requirements of both PGE's gas and water utility operations. None of the dividends on PGE's preferred stock nor any of PEI's interest expense has been allocated to the discontinued operations.

    Selected financial information for the discontinued operations as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 is set forth below:

                    Net Assets of Discontinued Operations

                                                     As of December 31,
                                                    1995            1994
                                                   (Thousands of Dollars)


Net utility plant                               $    368,742    $    359,399
Current assets (primarily accounts
  receivable and accrued revenues)                    12,756          12,141
Deferred charges and other assets                     25,752          31,103
Total assets being acquired by
  Pennsylvania-American                              407,250         402,643
Liabilities being assumed by
  Pennsylvania-American
    Long-term debt                                   141,097         141,420
    Other                                              5,983          13,168
                                                     147,080         154,588
Net assets being acquired by
  Pennsylvania-American                              260,170         248,055
Estimated liability for income taxes on
  sale of discontinued operations                    (56,710)        (55,542)
Estimated net income of discontinued operations
  during the remainder of the phase-out period           790               -
Other net assets of discontinued operations
 (written off as of March 31, 1995)                        -          10,683

Total net assets of discontinued operations     $    204,250    $    203,196

                      Income From Discontinued Operations

                                                  Years ended December 31,
                                                1995*       1994        1993
                                                   (Thousands of Dollars)

Operating revenues                            $ 15,640    $ 66,731    $ 53,363
Operating expenses, excluding income taxes
    Depreciation                                 1,946       7,672       5,911
    Other operating expenses                     6,929      29,005      27,140
                                                 8,875      36,677      33,051
Operating income before income taxes             6,765      30,054      20,312
    Income taxes                                 1,403       6,850       2,948
Operating income                                 5,362      23,204      17,364
    Other income                                     9          49          71
    Allocated interest charges                  (3,244)    (12,749)     (9,526)

Income from discontinued operations           $  2,127    $ 10,504    $  7,909

* Reflects amounts only through March 31, 1995, the effective date of the discontinuance of PGE's water utility operations for financial statement purposes.

             Net Cash Provided (Used) by Discontinued Operations

                                                  Years ended December 31,
                                                1995*       1994        1993
                                                   (Thousands of Dollars)

Income from discontinued operations           $  2,127    $ 10,504    $  7,909
Noncash charges (credits) to income:
    Depreciation                                 1,946       7,672       5,911
    Deferred treatment plant costs, net            145         581      (3,560)
    Deferred income taxes                          447       5,146       4,170
    Deferred water utility billings                  -      (5,574)       (582)
  Changes in working capital, exclusive
    of long-term debt                            1,648         353      (2,041)
  Additions to utility plant                    (2,276)    (20,980)    (32,515)
  Utilization of restricted funds                    -       9,753      15,868
  Net increase (decrease) in long-term
     debt                                        1,010      (6,834)      1,640
  Other, net                                    (1,283)        (69)      2,363
Net cash provided (used) for discontinued
  operations                                  $  3,764    $    552    $   (837)

* Reflects amounts only through March 31, 1995, the effective date of the discontinuance of PGE's water utility operations for financial statement purposes.

(3)  RATE MATTERS

    Annual Gas Cost Adjustment. Pursuant to the provisions of the Pennsylvania Public Utility Code, which require that the tariffs of gas distribution companies, such as PGE, be adjusted on an annual basis, and on an interim basis when circumstances dictate, to reflect changes in their purchased gas costs, the PPUC ordered PGE to make the following changes during 1995, 1994 and 1993 to the gas costs contained in its gas tariff rates:

                                   Change in               Calculated
          Effective               Rate per MCF         Increase (Decrease)
             Date                From     To            in Annual Revenue

       December 1, 1995          $2.42   $2.75             $ 9,600,000
       May 15, 1995               3.68    2.42              (8,200,000)
       December 1, 1994           3.74    3.68              (1,800,000)
       December 1, 1993           2.79    3.74              28,800,000

    The changes in gas rates on account of purchased gas costs have no effect on PGE's earnings since the change in revenue is offset by a corresponding change in the cost of gas.

    Quarterly Gas Cost Adjustment. Effective September 14, 1995, the PPUC adopted regulations that provide for the quarterly adjustment of the annual purchased gas cost rate of larger gas distribution companies, including PGE. Such adjustments are allowed when the actual purchased gas costs vary from the estimated costs reflected in the respective company's tariffs by 2% or more. Except for reducing the amount of any over or undercollections of gas costs, these regulations will not have any material effect on PGE's financial position or results of operations, and PGE will still be required to file an annual purchased gas cost rate. As of March 1, 1996, no such quarterly gas cost adjustments had been made to PGE's tariffs.

    Recovery of FERC Order 636 Transition Costs. On October 15, 1993, the PPUC adopted an annual purchased gas cost ("PGC") order (the "PGC Order") regarding recovery of Federal Energy Regulatory Commission ("FERC") Order 636 transition costs. The PGC Order stated that Account 191 and New Facility Costs (the "Gas Transition Costs") are subject to recovery through the annual PGC rate filing. PGE was billed a total of $1.3 million of Gas Transition Costs by its interstate pipelines. Of this amount, $858,000 was recovered by PGE over a twelve-month period ended January 31, 1995, through an increase in its PGC rate, $252,000 are being recovered by PGE in its annual PGC rate that the PPUC approved effective December 1, 1995, and the recovery of the remaining $217,000 will be sought by PGE in its PGC rate that is effective December 1, 1996.

    The PGC Order also indicated that while Gas Supply Realignment and Stranded Costs (the "Non-Gas Transition Costs") are not natural gas costs eligible for recovery under the PGC rate filing mechanism, such costs are subject to full recovery by local distribution companies through the filing of a tariff pursuant to either the existing surcharge or base rate provisions of the Pennsylvania Public Utility Code. By Order of the PPUC entered August 26, 1994, PGE began recovering the Non-Gas Transition Costs that it estimates it will ultimately be billed pursuant to FERC Order 636 through the billing of a surcharge to its customers effective September 12, 1994. It is currently estimated that $9.6 million of Non-Gas Transition Costs will be billed to PGE, generally over a four-year period extending through the fourth quarter of 1997, of which $6.1 million had been billed to PGE and $4.4 million had been recovered from its customers as of December 31, 1995. PGE has recorded the estimated Non-Gas Transition Costs that remain to be billed to it and the amounts remaining to be recovered from its customers.

(4)  OTHER INCOME (DEDUCTIONS), NET

    Other income (deductions), net was comprised of the following elements:

                                                1995       1994       1993
                                                   (Thousands of Dollars)

    Write-off of expired advances relating
      to income taxes, net of related
      income taxes                             $   227    $     -    $     -
    Net interest income (expense) with respect
      to proceeds from the issuance of debt
      held in a construction fund                   30        (91)      (330)
    Gain on sale of investment in joint
      venture, net of related income taxes           -        268          -
    Gain on sale of land and other property,
      net of related income taxes                    -        165         20
    Premium on retirement/defeasance of debt        (7)       (40)       (81)
    Amortization of preferred stock issuance
      costs, net of related income tax
      benefits                                      (1)      (227)      (126)
    Other                                           52         (3)       (68)
      Total                                    $   301    $    72    $  (585)

(5)  COMMON STOCK

    Since January 1, 1993, PGE has issued the following amounts of common stock to PEI, its parent company, in addition to shares issued in connection with PEI's Dividend Reinvestment and Stock Purchase Plan and Customer Stock Purchase
Plan:

                                                        Issuance Price
       Date Issued           Number of Shares    Per Share*      Aggregate

    October 27, 1993              834,000        $    38.25    $31.9 million
    May 31, 1994                  500,000        $    40.00    $20.0
      Total                     1,334,000                      $51.9 million

  * Approximately equal to the book value of PGE's common stock at the date of issuance.

    The proceeds from the shares issued on October 27, 1993, were used to repay bank borrowings which had been incurred primarily to finance construction expenditures. The proceeds from the shares issued on May 31, 1994, were used by PGE to redeem $15.0 million of its 9.50% 1988 series cumulative preferred stock, to fund the $534,375 premium in connection with such redemption, to repay a portion of its bank borrowings and for working capital purposes.

    On July 28, 1994, PEI implemented a Customer Stock Purchase Plan (the "Customer Plan") which provides the residential customers of PGE with a method of purchasing newly-issued shares of PEI common stock at a 5% discount from the market price. PEI uses proceeds from the issuance of shares through the Customer Plan to purchase common stock of PGE. PGE realized $2.4 million and
$1.7 million from the issuance of common stock to PEI in connection with the Customer Plan during 1995 and 1994, respectively. Effective May 9, 1995, the Customer Plan was suspended because of the significant reduction in PEI's and PGE's capital requirements resulting from the sale of PGE's water utility operations to Pennsylvania-American.

    Through PEI's Dividend Reinvestment and Stock Purchase Plan ("DRP"), holders of shares of PEI common stock may reinvest cash dividends and/or make cash investments in the common stock of PEI. The DRP was amended on May 5, 1994, to provide PEI's shareholders with a method of reinvesting cash dividends and making cash investments to purchase newly-issued shares of PEI's common stock at a 5% discount from the market price. Prior to such amendment, cash dividends were reinvested at 100% of the market price in newly-issued shares and cash investments were used to purchase shares of PEI common stock on the open market. PEI uses the proceeds from the DRP to purchase common stock of PGE. During
1995, 1994 and  1993,  PGE  realized  $3.3  million,  $1.8 million and $465,000, respectively, from the issuance of common stock to PEI in connection with the DRP. Effective May 9, 1995, the cash investment feature of the DRP and the 5% discount from the market price on the reinvestment of dividends under the DRP were suspended because of the significant reduction in PEI's and PGE's capital requirements resulting from the sale of PGE's water utility operations to Pennsylvania-American.

(6)  PREFERRED STOCK

Preferred Stock Subject to Mandatory Redemption

    On December 23, 1993, PGE redeemed 100,000 shares of its 9.50% 1988 series cumulative preferred stock at a price of $103.5625 per share (plus accrued dividends to the redemption date), which included a voluntary redemption premium of $3.5625 per share ($356,250 in the aggregate). On May 31, 1994, PGE redeemed the remaining 150,000 outstanding shares of its 9.50% 1988 series cumulative preferred stock, $100 par value, at a price of $103.5625 per share, which included a voluntary redemption premium of $3.5625 per share ($534,375 in the aggregate), plus accrued dividends.

    On December 16, 1994, PGE redeemed all 150,000 shares of its 8.90% cumulative preferred stock at a price of $102.97 per share, which included a voluntary redemption premium of $2.97 per share ($445,500 in the aggregate).

    The holders of the 5.75% cumulative preferred stock have a noncumulative right each year to tender to PGE and to require it to purchase at a per share price not exceeding $100, up to (a) that number of shares of the 5.75% cumulative preferred stock which can be acquired for an aggregate purchase price of $80,000 less (b) the number of such shares which PGE may already have purchased during the year at a per share price of not more than $100. Eight hundred such shares were acquired and cancelled by PGE in each of the three years in the period ended December 31, 1995, for an aggregate purchase price in each year of $80,000.

    As of December 31, 1995, the sinking fund requirements relative to PGE's 5.75% cumulative preferred stock (the only series of preferred stock subject to mandatory redemption that was outstanding as of such date) were $80,000 for each of the years 1996 through 2000.

    At PGE's option, the 5.75% cumulative preferred stock may currently be redeemed at a price of $102.00 per share ($1,795,200 in the aggregate).

Preferred Stock Not Subject to Mandatory Redemption

    On August 18, 1992, PGE issued 250,000 shares of its 9% cumulative preferred stock, par value $100 per share, for aggregate net proceeds of approximately $23.6 million. The 9% cumulative preferred stock is not redeemable by PGE prior to September 15, 1997. Thereafter, it is redeemable at the option of PGE, in whole or in part, upon not less than 30 days' notice, at $100 per share plus accrued dividends to the date of redemption and at a premium of $8 per share if redeemed from September 15, 1997, to September 14, 1998, and a premium of $4 per share if redeemed from September 15, 1998, to September 14, 1999.

    At PGE's option, the 4.10% cumulative preferred stock may currently be redeemed at a redemption price of $105.50 per share or for an aggregate redemption price of $10,550,000.

Dividend Information

    The dividends on the preferred stock of PGE in each of the three years in the period ended December 31, 1995, were as follows:

         Series                        1995         1994         1993
                                           (Thousands of Dollars)

          4.10%                       $  410       $  410       $  410
          5.75%                          103          108          113
          8.90%                            -        1,280        1,335
          9.00%                        2,250        2,250        2,250
          9.50% 1988 series                -          591        2,354

           Total                      $2,763       $4,639       $6,462

    Dividends on all series of PGE's preferred stock are cumulative, and if dividends in an amount equivalent to four full quarterly dividends on all shares of preferred stock then outstanding are in default and until all such dividends have been paid, the holders of the preferred stock, voting separately as one class, shall be entitled to elect a majority of the Board of Directors of PGE. Additionally, PGE may not declare dividends on its common stock if any dividends on shares of preferred stock then outstanding are in default.

(7)  LONG-TERM DEBT

    Long-term debt consisted of the following components at December 31, 1995 and 1994:

                                                          1995          1994
                                                        (Thousands of Dollars)

  First mortgage bonds -
    8    % Series, due 1997                             $       -     $   3,535
    8.375% Series, due 2002                                30,000        30,000
    9.23 % Series, due 1999                                10,000        10,000
    9.34 % Series, due 2019                                15,000        15,000
    9.57 % Series, due 1996                                     -        50,000
                                                           55,000       108,535
  Notes -
    Term loan, due 1996                                    50,000             -
    Bank borrowings, at weighted average interest
      rates of 6.62% and 5.28%, respectively (Note 9)      65,801        65,500
                                                          115,801        65,500

  Less current maturities and sinking
    fund requirements                                    (115,801)       (3,210)
    Total long-term debt                                $  55,000     $ 170,825

    On October 12, 1995, PGE borrowed $50.0 million pursuant to a term loan agreement, which matures on November 1, 1996. Proceeds from the loan, along with other funds provided by PGE, were utilized on October 13, 1995, to redeem the $50.0 million principal amount of PGE's 9.57% Series First Mortgage Bonds due September 1, 1996.

    Maturities and Sinking Fund  Requirements.    As  of  December 31, 1995, the
aggregate annual maturities and sinking fund requirements of long-term debt for each of the next five years ending December 31, were:

                           Year              Amount

                           1996           $115,801,000 (a)
                           1997           $          -
                           1998           $          -
                           1999           $ 10,000,000 (b)
                           2000           $          -

    (a) Includes $65.8 million of bank borrowings outstanding as of December 31, 1995, and PGE's term loan in the principal amount of $50.0 million. Such amounts were repaid by February 16, 1996, primarily with proceeds from the sale of PGE's water operations to Pennsylvania-American.

    (b) Includes PGE's 9.23% Series First Mortgage Bonds in the principal amount of $10.0 million due September 1, 1999.

(8)  DIVIDEND RESTRICTIONS

    The preferred stock provisions of PGE's Restated Articles of Incorporation and certain of the agreements under which PGE has issued long-term debt provide for certain dividend restrictions. As of December 31, 1995, $5,416,000 of the retained earnings of PGE were restricted against the payment of cash dividends on common stock under the most restrictive of these covenants.

(9)  BANK NOTES PAYABLE

    As of April 19, 1993, PGE entered into a revolving bank credit agreement, as subsequently amended (the "Credit Agreement") with a group of six banks under the terms of which $60.0 million was available for borrowing by PGE through May 31, 1996. The Credit Agreement was terminated on February 26, 1996, following the sale of PGE's water operations to Pennsylvania-American on February 16, 1996, and repayment of all borrowings outstanding under the Credit Agreement with proceeds from such sale. The interest rate on borrowings under the Credit Agreement was generally less than prime. The Credit Agreement also required the payment of a commitment fee of .195% per annum on the average daily amount of the unused portion of the available funds. PGE currently has four additional bank lines of credit with an aggregate borrowing capacity of $17.5 million which provide for borrowings at interest rates generally less than prime. Borrowings outstanding under two of these bank lines of credit with borrowing capacities of $2.5 million and $5.0 million mature on May 31, 1996, and June 30, 1996, respectively. Borrowings outstanding under the other two bank lines of credit with borrowing capacities of $3.0 million and $7.0 million mature on March 31, 1996, and May 31, 1996, respectively. As of March 1, 1996, PGE had no borrowings outstanding under these additional bank lines of credit. Additionally, PGE had one other bank line of credit outstanding as of December 31, 1995, with a borrowing capacity of $3.0 million, which was terminated following the sale of PGE's water operations. The commitment fees paid by PGE with respect to its revolving bank credit agreements totaled $26,000 in 1995, $97,000 in 1994 and $113,000 in 1993.

    Because of limitations imposed by the terms of its preferred stock, PGE is prohibited, without the consent of the holders of a majority of the outstanding shares of its preferred stock, from issuing more than $12.0 million of unsecured debt due on demand or within one year from issuance. PGE had $10.0 million due on demand or within one year from issuance outstanding as of December 31, 1995.

    Information relating to PGE's bank lines of credit and borrowings under those lines of credit is set forth below:

                                                    As of December 31,
                                              1995         1994         1993
                                                  (Thousands of Dollars)

      Borrowings under lines of credit
        Short-term                          $ 10,000     $      -     $  2,000
        Long-term                             65,801       65,500       47,000
                                            $ 75,801     $ 65,500     $ 49,000

      Unused lines of credit
        Short-term                          $      -     $      -     $  5,000
        Long-term                              4,699        2,000       13,000
                                            $  4,699     $  2,000     $ 18,000

      Total lines of credit
        Prime rate                          $      -     $      -     $  2,000
        Other than prime rate                 80,500       67,500       65,000
                                            $ 80,500     $ 67,500     $ 67,000

      Short-term bank borrowings (a)
        Maximum amount outstanding          $ 10,000     $  5,692     $  5,666
        Daily average amount outstanding $ 2,581 $ 441 $ 637 Weighted daily average interest
          rate                                6.513%       3.984%       4.046%
        Weighted average interest rate at
          year-end                            6.334%           -        4.208%

        Range of interest rates               6.290-       3.700-       3.750-
                                              6.660%       6.000%       6.000%

    (a) PGE had no short-term bank borrowings outstanding as of December 31, 1994.

(10)  POSTEMPLOYMENT BENEFITS

Pension Benefits

    Substantially all employees of PGE are covered by PEI's trusteed, noncontributory, defined benefit pension plan. Pension benefits are based on years of service and average final salary. PGE's funding policy is to contribute an amount necessary to provide for benefits based on service to date, as well as for benefits expected to be earned in the future by current participants. To the extent that the present value of these obligations is fully covered by assets in the trust, a contribution may not be made for a particular year.

    Under the terms of the agreement regarding the sale of PGE's water utility operations to Pennsylvania-American, on February 16, 1996, Pennsylvania-American assumed the accumulated benefit obligations relating to employees of PGE who accepted employment with Pennsylvania-American (the "Transferred Employees"). In this regard, plan assets in an amount equal to the actuarial present value of accumulated plan benefits relative to the Transferred Employees will be transferred to the American pension plan. In February, 1996, PGE began terminating additional employees as a result of the sale of its water operations and the transfer of fewer employees to Pennsylvania-American than originally expected. As a result of these actions, PGE recognized an estimated settlement loss of $200,000 ($117,000 net of the related income tax benefit) and curtailment gain of $2.7 million ($1.6 million net of related income taxes) in its determination of the estimated loss on the disposal of water utility operations.

    In December, 1995, as a result of the agreement to transfer fewer employees to Pennsylvania-American in connection with the sale of PGE's water utility operations than originally expected, PGE offered an Early Retirement Plan ("ERP") to its employees who would be 59 years of age or older and have a minimum of five years of service as of December 31, 1995. Of the 63 eligible employees, 50 elected to accept this offer and retire as of December 31, 1995, resulting in the recording, as of December 31, 1995, of an additional pension liability of $1.6 million reflecting the increased costs associated with the ERP. Such amount was charged to the estimated loss on the disposal of water utility operations.

    Net pension costs relative to continuing operations, including amounts capitalized, were $353,000, $309,000 and $244,000 in 1995, 1994 and 1993, respectively. The following items were the components of such net pension costs:

                                                 1995        1994        1993
                                                    (Thousands of Dollars)

    Present value of benefits earned
      during the year                          $    430    $    549    $    470
    Interest cost on projected benefit
      obligations                                 1,459       1,400       1,321
    Return on plan assets                        (1,502)        535      (1,720)
    Net amortization and deferral                   (34)        (55)        (53)
    Deferral of investment (loss) gain                -      (2,120)        226
        Net pension cost                       $    353    $    309    $    244

    The funded status of the plan as of December 31, 1995 and 1994, was as follows:

                                                             1995        1994
                                                          (Thousands of Dollars)

    Actuarial present value of the projected
      benefit obligations:
        Accumulated benefit obligations
          Vested                                           $ 29,100    $ 21,592
          Nonvested                                              47          77
            Total                                            29,147      21,669
        Provision for future salary increases                 7,841       7,565
        Projected benefit obligations                        36,988      29,234
    Market value of plan assets, primarily
      invested in equities and bonds                         34,000      30,457
    Plan assets in excess of (less than) projected
      benefit obligations                                    (2,988)      1,223
    Unrecognized net transition asset as of
      January 1, 1986, being amortized over 20 years         (2,155)     (2,528)
    Unrecognized prior service costs                          1,507       2,150
    Unrecognized net (gain) loss                              2,155      (1,644)

    Accrued pension cost at year-end                       $ (1,481)   $   (799)

    The assumptions used in determining pension obligations were:

                                                 1995       1994       1993

         Discount rate                          7.00 %     8.75 %     8.00 %
         Expected long-term rate of return
           on plan assets                       9.00 %     9.00 %     9.00 %
         Projected increase in future
           compensation levels                  5.00 %     5.50 %     5.50 %

Other Postretirement Benefits

    In addition to pension benefits, PGE provides certain health care and life insurance benefits for retired employees. Substantially all of PGE's employees may become eligible for those benefits if they reach retirement age while working for PGE. PGE records the cost of retiree health care and life insurance benefits as a liability over the employees' active service periods instead of on a benefits-paid basis.

    Under the terms of the agreement regarding the sale of PGE's water utility operations to Pennsylvania-American, on February 16, 1996, Pennsylvania-American assumed the accumulated benefit obligation relating to the Transferred Employees, as well as 45% of PGE's retired employees as of that date. In this regard, plan assets in an amount equal to the actuarial present value of accumulated plan benefits relative to the Transferred Employees and 45% of the retired employees as of February 16, 1996, will be transferred to trusts established by Pennsylvania-American. In February, 1996, PGE began terminating additional employees as a result of the sale of its water operations and the transfer of fewer employees to Pennsylvania-American than originally expected. As a result of the transfer, early retirement and displacement of employees, PGE recognized an estimated settlement and curtailment loss of $385,000 ($225,000 net of the related income tax benefit) as part of the loss on the disposal of its water utility operations.

    As a result of the ERP offered by PGE to certain of its employees, PGE recorded, as of December 31, 1995, an additional liability of $805,000, ($471,000 net of the related income tax benefit) reflecting the cost of future health care benefits required to be recognized under FASB Statement 88 in conjunction with the ERP. Such amount was charged to the estimated loss on disposal of water utility operations.

    The following items were the components of the net cost of postretirement benefits other than pensions relative to continuing operations for the years 1995, 1994 and 1993:

                                                   1995       1994       1993
                                                     (Thousands of Dollars)

    Present value of benefits earned during
      the year                                   $    127   $    148   $    124
    Interest cost on accumulated benefit
      obligation                                      577        532        532
    Return on plan assets                             (69)        (4)         -
    Net amortization and deferral                     391        360        339

    Net cost of postretirement benefits other
      than pensions                                 1,026      1,036        995
    Less disbursements for benefits                  (555)      (543)      (540)

    Increase in liability for postretirement
      benefits other than pensions               $    471   $    493   $    455

    Reconciliations of the accumulated benefit obligation to the accrued liability for postretirement benefits other than pensions as of December 31, 1995 and 1994, follow:

                                                        1995       1994
                                                    (Thousands of Dollars)

    Accumulated benefit obligation:
      Retirees                                        $  6,514   $  9,021
      Fully eligible active employees                      850      1,628
      Other active employees                             1,074      1,305
                                                         8,438     11,954
    Plan assets at fair value                                -        839
    Accumulated benefit obligation
      in excess of plan assets                           8,438     11,115
    Unrecognized transition obligation
      being amortized over 20 years                     (5,438)   (11,108)
    Unrecognized net gain (loss)                          (703)       885

    Accrued liability for postretirement
      benefits other than pensions                    $  2,297   $    892

    The assumptions used in determining other postretirement benefit obligations were:

                                                 1995       1994       1993

         Discount rate                          7.00 %     8.75 %     8.00 %
         Expected long-term rate of return
           on plan assets                       9.00 %     9.00 %     9.00 %
         Projected increase in future
           compensation levels                  5.00 %     5.50 %     5.50 %

    It was also assumed that the per capita cost of covered health care benefits would increase at an annual rate of 9% in 1996 and that this rate would decrease gradually to 5-1/2% for the year 2003 and remain at that level thereafter. The health care cost trend rate assumption had a significant effect on the amounts accrued. To illustrate, increasing the assumed health care cost trend rate by 1 percentage point in each year would increase the transition obligation as of

January 1, 1995, by approximately $394,000 and the aggregate of the service and interest cost components of the net cost of postretirement benefits other than pensions for the year 1995 by approximately $50,000.

    Since PGE has not sought to increase its base gas rates, the $441,000 ($258,000 net of related income taxes), $447,000 ($256,000 net of related income taxes) and $407,000 ($232,000 net of related income taxes) of additional cost incurred in 1995, 1994 and 1993, respectively, as a result of the adoption of the provisions of FASB Statement 106 were expensed without any adjustment being made to its gas rates.

Other Postemployment Benefits

    In December, 1992, FASB Statement 112, "Employers' Accounting for Postemployment Benefits," was issued. The provisions of this statement require the recording of a liability for postemployment benefits (such as disability benefits, including workers' compensation, salary continuation and the continuation of benefits such as health care and life insurance) provided to former or inactive employees, their beneficiaries and covered dependents. PGE consistently recorded liabilities for benefits of this nature prior to the effectiveness of FASB Statement 112, and included liabilities for employees scheduled to be terminated in 1996 as a result of the sale of water operations in its estimate of accrued costs relative to such sale as of December 31, 1995. The provisions of FASB Statement 112, which PGE adopted effective January 1, 1994, did not have a material impact on its financial position or results of operations.

(11)  CONSTRUCTION EXPENDITURES

    PGE estimates the  cost  of  its  1996  construction  program  will be $28.9 million. It is anticipated that such expenditures will be financed with internally generated funds and bank borrowings, pending the periodic issuance of stock and long-term debt.

(12)  COMMITMENTS AND CONTINGENCIES

Valve Maintenance

    On November 16, 1993, the PPUC staff issued an Emergency Order, subsequently ratified by the PPUC (the "Emergency Order"), requiring PGE to survey its gas distribution system to verify the location and spacing of its gas shut off valves, to add or repair valves where needed and to establish programs for the periodic inspection and maintenance of all such valves and the verification of all gas service line information. On March 31, 1995, the PPUC adopted an Order approving a plan submitted by PGE for complying with the Emergency Order. PGE does not believe that compliance with the terms of such Order will have a material adverse effect on its financial position or results of operations.

Environmental Matters

    PGE, like many gas distribution companies, once utilized manufactured gas plants in connection with providing gas service to its customers. None of these plants has been in operation since 1960, and several of the plant sites are no longer owned by PGE. Pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), PGE filed notices with the United States Environmental Protection Agency (the "EPA") with respect to the former plant sites. None of the sites is or was formerly on the proposed or final National Priorities List. The EPA has conducted site inspections and made preliminary assessments of each site and has concluded that no further remedial action is planned. While this conclusion does not constitute a legal prohibition against further regulatory action under CERCLA or other applicable federal or state law, PGE does not believe that additional costs, if any, related to these manufactured gas plant sites would be material to its financial position or results of operations since environmental remediation costs generally are recoverable through rates over a period of time.

(13) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                 QUARTER ENDED
                                March 31,  June 30,  September 30,  December 31,
                                  1995      1995         1995           1995
                                (Thousands of Dollars, Except Per Share Amounts)
Operating revenues              $  68,237  $ 25,184  $      12,119  $     47,216
Operating income                    9,500     1,867             (3)        7,558
Income (loss) from continuing
  operations                        6,413    (1,581)        (3,520)        4,395
Loss with respect to
  discontinued operations          (3,704)        -              -          (130)
Net income (loss)                   2,709    (1,581)        (3,520)        4,265

Earnings (loss) per share
  of common stock: (a)
 Continuing operations               1.16      (.28)          (.63)          .78
 Discontinued operations             (.67)        -              -          (.02)
 Earnings (loss) per share of
   common stock (a)                   .49      (.28)          (.63)          .76


                                                 QUARTER ENDED
                                March 31,  June 30,  September 30,  December 31,
                                  1994       1994        1994           1994
                                (Thousands of Dollars, Except Per Share Amounts)

Operating revenues              $  80,233  $ 26,568  $      14,356  $     46,835
Operating income                   10,606     1,881            134         6,395
Income (loss) from continuing
  operations                        6,958    (1,875)        (3,435)        2,903
Income from discontinued
  operations                        2,079     2,757          2,915         2,865
Net income (loss)                   9,037       882           (520)        5,768

Earnings (loss) per share
  of common stock:
 Continuing operations               1.43      (.37)          (.64)          .53
 Discontinued operations              .43       .54            .54           .53
 Net income (loss) before
   premium on redemption of
   preferred stock                   1.86       .17           (.10)         1.06
 Premium on redemption of
   preferred stock                      -      (.11)             -          (.08)
 Earnings (loss) per share of
   common stock                      1.86       .06           (.10)          .98

(a) The total of the earnings per share for the quarters does not equal the earnings per share for the year, as shown elsewhere in the financial statements and supplementary data of this report, as a result of PGE's issuance of additional shares of common stock at various dates during the year.

    Because of the seasonal nature of PGE's gas heating business, there are substantial variations in operations reported on a quarterly basis.

(14) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  o Long-term debt. The fair value of PGE's long-term debt has been estimated based on the quoted market price as of the respective dates for the portion of such debt which is publicly traded and, with respect to the portion of such debt which is not publicly traded, on the estimated borrowing rate as of the respective dates for long-term debt of comparable credit quality with similar terms and maturities.

  o Preferred stock subject to mandatory redemption. The fair value of PGE's preferred stock subject to mandatory redemption has been estimated based on the market value as of the respective dates for preferred stock of comparable credit quality with similar terms and maturities.

    The  carrying  amounts  and   estimated   fair  values  of  PGE's  financial
instruments at December 31, 1995 and 1994, were as follows:

                                               1995                 1994
                                        Carrying Estimated   Carrying Estimated
                                         Amount  Fair Value   Amount  Fair Value
                                                 (Thousands of Dollars)

Long-term debt (including current
  portion)                              $170,801 $  175,431  $174,035 $  177,027
Preferred stock subject to
  mandatory redemption (including
  current portion)                         1,760      1,795     1,840      1,877

    PGE believes that the regulatory treatment of any excess or deficiency of fair value relative to the carrying amounts of these items, if such items were settled at amounts approximating those above, would dictate that these amounts be used to increase or reduce its rates over a prescribed amortization period. Accordingly, any settlement would not result in a material impact on PGE's financial position or the results of operations of either PEI or PGE.


                                                              March 11, 1996